[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 4.144

PROCUREMENT AND CONSTRUCTION CONTRACT

By and Between

NGP BLUE MOUNTAIN I LLC

And

INDUSTRIAL BUILDERS

For

GEOTHERMAL GATHERING SYSTEM

FAULKNER GEOTHERMAL POWER GENERATION PLANT

HUMBOLDT COUNTY, NEVADA

PROCUREMENT AND CONSTRUCTION AGREEMENT

TABLE OF CONTENTS

ARTICLE 1.	DEFINITION OF TERMS	9
ARTICLE 2.	RELATIONSHIP OF OWNER, CONTRACTOR, AND SUBCONTRACTORS
2.1	No Agency; Subcontractors	9
ARTICLE 3.	GENERAL OBLIGATIONS OF CONTRACTOR
3.1	Start and Completion of Project	9
3.2	General	10
3.3	OWNER Provided Equipment Vendors	10
3.4	Permits	10
3.5	Site	10
3.6	Personnel	11
3.7	Technical Specifications	11
3.8	Access to Site; Security	11
3.9	Review Rights	11
3.10	Progress Reporting and Project Meetings	12
3.11	Documents	12
3.12	Standard of Performance	12
3.13	CONTRACTOR Representative	13
3.14	Work by Others; Subcontractors	13
3.15	Updating of Exhibits	13
3.16	Timely Performance of the Work	13
3.17	Financing Cooperation	13
3.18	Security for Performance of the Work	14
3.19	Insurance	15
ARTICLE 4.	COMPLETION AND TESTING
4.1	Mechanical Completion	15
4.2	Test and Inspection Procedures	15
4.3	Substantial Completion	15
ARTICLE 5.	LIQUIDATED DAMAGES, COMPLETION AND ACCEPTANCE
5.1	Liquidated Damages	16
5.2	Completion of Work	16
5.3	Notice of Final Acceptance	16
5.4	Extensions	17
ARTICLE 6.	RESPONSIBILITIES OF OWNER
6.1	Engineering Data	17
6.2	Access and Cooperation	17
6.3	Permits	17
6.4	OWNER Representative	17
6.5	Notice to Proceed	17
ARTICLE 7.	PRICE AND PAYMENT
7.1	Cost and Payment	17
7.2	Planned Drawdown Schedule	18
7.3	Retainage and Withholding	19
7.4	Punch List Holdback	19
7.5	Payments	19

i

7.6	Final Payment	20
7.7	Warranty Work	20
7.8	Undisputed Payments	21
7.9	Disputed Payments	21
7.10	Form and Manner of Payments	21
7.11	Effect of Payment	21
7.12	No Mechanics’ Liens	21
7.13	Set-off	21
ARTICLE 8.	CHANGES IN THE WORK
8.1	Changes	21
8.2	Adjustment for Change in Law	22
8.3	Other Changes	22
8.4	Value Engineering	22
8.5	Performance of Change Work	23
ARTICLE 9.	TITLE AND RISK OF LOSS
9.1	Title Warranty	23
9.2	Title to OWNER	23
9.3	Risk of Loss	23
ARTICLE 10. GUARANTEES AND WARRANTY
10.1	Warranty	23
10.2	Warranty Period	23
10.3	Remedy	23
10.4	Conditions of Warranty	24
10.5	Warranty Administration	24
ARTICLE 11. EVENTS OF DEFAULT; REMEDIES
11.1	CONTRACTOR Events of Default	24
11.2	OWNER Events of Default	25
11.3	Remedies	26
11.4	OWNER’s Right to Perform	26
ARTICLE 12. FORCE MAJEURE
12.1	Delay Due to Force Majeure Event	26
12.2	Right to Suspend	27
12.3	Continued Performance; Mitigation	27
12.4	Previous Liability	27
12.5	Burden of Proof	27
12.6	Prolonged Force Majeure Event	27
ARTICLE 13. INDEMNIFICATION
13.1	By CONTRACTOR	28
13.2	By OWNER	28
13.3	Intellectual Property Indemnity	28
13.4	Indemnity from Liens	28
13.5	CONTRACTOR Hazardous Materials Indemnity	29
13.6	OWNER Hazardous Materials Indemnity	29
13.7	Indemnification Procedure	29
13.8	Availability of Insurance	29
ARTICLE 14. LIMITATION OF LIABILITY
14.1	Aggregate Limit of Liability	30
14.2	Consequential Damages	30
ARTICLE 15. INSURANCE
ARTICLE 16. TERMINATION FOR CONVENIENCE

ARTICLE 17. ASSIGNMENT
17.1	Assignment by CONTRACTOR	32
17.2	Assignment by OWNER	32
17.3	Successors and Assigns	32
ARTICLE 18. REPRESENTATIONS
18.1	Representations of CONTRACTOR	32
18.2	Representations of OWNER	33
ARTICLE 19. DISPUTE RESOLUTION
19.1	Disputes	34
19.2	Arbitration	35
19.3	Work and Payment	35
ARTICLE 20. TERM
20.1	Term	36
ARTICLE 21. MISCELLANEOUS
21.1	Notices	36
21.2	Amendments	36
21.3	Waiver	36
21.4	Severability	37
21.5	Governing Law	37
21.6	Headings	37
21.7	Multiple Counterparts	37
21.8	Further Assurances	37
21.9	Survival	37
21.10	Entire Agreement	37
21.11	No Third-Party Beneficiaries	37
21.12	Confidentiality	38
ARTICLE 22. CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

EXHIBITS

Exhibit I Project Technical Specification
Exhibit II [Reserved]
Exhibit III Site (Gathering System Alignment Plan)
Exhibit IV Certificate of Substantial Completion
Exhibit V Form of Invoice
Exhibit VI [Reserved]
Exhibit VII Certificate of Final Acceptance
Exhibit VIII Planned Drawdown Schedule, Target Milestone Dates and Cancellation Schedule
Exhibit IX Final Payment Certificate
Exhibit X [Owner Provided Equipment]
Exhibit XI Form of Mechanical Completion Certificate
Exhibit XII Permits
Exhibit XIII Insurance
Exhibit XIV [Reserved]
Exhibit XV Form of Payment Bond
Exhibit XVI Form of Performance Bond
Exhibit XVII Real Property Restrictions
Exhibit XVIII Assignment Clause
Exhibit XIX Form of Conditional Waiver and Release Upon Progress Payment
Exhibit XX Form of Unconditional Waiver and Release Upon Progress Payment
Exhibit XXI Form of Conditional Waiver and Release Upon Final Payment
Exhibit XXII Form of Unconditional Waiver and Release Upon Final Payment

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

This Engineering, Procurement and Construction Agreement (this “Agreement”) is made and entered into as of April 6, 2009, by and between NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (“OWNER”), and Industrial Builders (“CONTRACTOR”).  Each of OWNER and CONTRACTOR is herein referred to as a “Party” and together as the “Parties.”

W I T N E S S E T H:

WHEREAS, OWNER is developing a geothermal power plant to be located in Humboldt County, Nevada (the “Power Plant”), which will include certain related facilities, including a geothermal fluid gathering and re-injection system connecting to the Power Plant and certain production and injection wells to the Power Plant (“Gathering System”);

WHEREAS, CONTRACTOR is in the business of providing  procurement, construction and testing services for geothermal gathering system projects of the type and size of the Gathering System;

WHEREAS, OWNER desires to retain CONTRACTOR to perform turnkey construction services including, but not limited to, complete project procurement of materials and equipment, construction, testing and supervision of testing, and related services for the Gathering System on the terms and conditions set forth in this Agreement, and CONTRACTOR desires to perform such services on such terms and conditions; and

WHEREAS, CONTRACTOR acknowledges that it has received, read, and understands such documentation and information as it deems necessary to enter into this Agreement and perform the Work (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEFINITION OF TERMS

The following terms when capitalized in this Agreement shall have the following meaning:

1.1.

 “Affiliate” shall mean, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person in question.  For the purposes of this definition, the concept of “control,” when used with respect to any specified Person, shall signify the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

1.2.

“Agreement” shall mean this Procurement and Construction Contract, including the Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

1.3.

“Business Day” shall mean a day other than a Saturday, a Sunday or a day on which banks are required or authorized by law or executive order to close in the State of Nevada.

1.4.

“Certificate of Final Acceptance” shall mean the certificate set forth in Exhibit VII to this Agreement.

1.5.

 “Certificate of Substantial Completion” shall mean the certificate set forth in Exhibit IV to this Agreement.

1.6.

“Change in Law” shall mean (a) the enactment, adoption, promulgation, modification or repeal, after the date of this Agreement, of any Law; (b) the imposition of any material condition on the issuance or renewal of any Permit after the date of this Agreement which did not exist at the time of execution of this Agreement; or (c) the failure of a governmental authority to issue or renew any Permit, in each case that establishes or modifies requirements materially affecting the performance of the Work, or that materially changes the cost of, or the time of performance of, the Work as compared to the requirements specified in this Agreement; provided, however, that Change in Law shall not include (i) a change in federal, state, or local income tax law; (ii) an enactment, adoption, promulgation, modification or repeal of any Law that is published prior to the date hereof but that becomes effective after the date hereof; or (iii) changes in workers’ compensation, payroll or withholding tax laws.

1.7.

“Change Order” shall mean a written order executed in accordance with Article 8 revising the Work, the time of performance or any other aspect of this Agreement, and which complies with the requirements of Article 8 of this Agreement.

1.8.

“Commencement Date” shall mean the date specified by OWNER in a written Notice to Proceed on which CONTRACTOR shall commence performance of the Work, as set forth in Section 6.7.

1.9.

“Conditional Waiver and Release Upon Final Payment” means a written statement, in form of Exhibit “XIX”, containing a waiver and release of liens prepared and executed by Contractor or a Major Subcontractor, as applicable.

1.10.

“Conditional Waiver and Release Upon Progress Payment” means  written statement, in the form of Exhibit “XX”, containing a waiver and release of liens prepared and executed by Contractor or a Major Subcontractor, as applicable.

1.11.

“Contract Price” shall have the meaning set forth in Section 7.1.

1.12.

“CONTRACTOR” shall have the meaning set forth in the Preamble to this Agreement.

1.13.

“CONTRACTOR Commissioning” shall mean those activities to be performed by CONTRACTOR to make the Gathering System, or any portion thereof, ready for operation in accordance with this Agreement, including, but not limited to, (a) final inspections prior to testing and commissioning of the Power Plant (b) adjustments to the Gathering System and all associated equipment, including the removal and/or cleaning of waste materials and chemicals where required and (c) performing any testing required.

1.14.

“CONTRACTOR Event of Default” shall have the meaning set forth in Section 11.1.

1.15.

“CONTRACTOR Indemnified Party” shall have the meaning set forth in Section 13.2.

1.16.

“Dispute” shall have the meaning set forth in Section 19.1.

1.17.

“Equipment and Materials” means all materials, supplies, apparatus, device, machinery, equipment, parts, tools, special tools, components, construction utilities, instruments, appliances, spare parts and appurtenances thereto that are (i) required for the  construction of the Gathering System in accordance with Prudent Industry Standards, including to the extent required so that the Gathering System is capable of operating in accordance with Prudent Industry Standards; or (ii) described in, required by, or reasonably inferable from the Work as described herein.

1.18.

“Event of Default” shall mean either a CONTRACTOR Event of Default or an OWNER Event of Default.

1.19.

 “Final Acceptance” shall mean the time at which (a) CONTRACTOR has fully completed all of the Work, and Substantial Completion has occurred; (b) all Punch List items have been completed; (c) all Permits required to be obtained by CONTRACTOR under this Agreement have been issued and all related testing has been completed in accordance with all Laws and Permits; (d) CONTRACTOR has delivered to OWNER final documents necessary to operate the Gathering System (including, but not limited to, any plans, drawings, specifications and operating manuals); (e) CONTRACTOR has removed all rubbish, CONTRACTOR equipments, supplies and personnel from the Site; (g) CONTRACTOR has delivered a Conditional Waiver and Release Upon Final Payment of Contractor conditioned only upon payment of the amounts set forth therein and (i) a Conditional Waiver and Release Upon Final Payment conditioned only upon payment of the amounts set forth therein from each Major Subcontractor not otherwise delivered by Contractor, and (ii) for each Major Subcontractor for which a Conditional Waiver or Release Upon Final Payment has already been delivered, an Unconditional Waiver and Release Upon Final Payment from such Major Subcontractor, or bonds or letters of credit in lieu thereof, in each case in accordance with Section 7.6, and has delivered such other documents and certificates as OWNER has reasonably requested to ensure compliance with all applicable labor laws and regulations of the United States; and (h) OWNER and CONTRACTOR have executed a Certificate of Final Acceptance in the form attached hereto as Exhibit VII.

1.20.

“Financing Documents” shall mean any and all loan agreements, leasing agreements, notes, indentures, security agreements, mortgages, guarantee documents, and other documents relating to the financing (or refinancing) of the development, engineering, design, construction, operation, ownership or maintenance of the Power Plant (including the Gathering System), including, without limitation, long-term debt and leases.

1.21.

“Financing Parties” shall mean any and all lenders providing senior construction, interim or long-term debt financing or refinancing for all or any portion of the Power Plant (including the Gathering System).

1.22.

“Force Majeure Event” shall have the meaning set forth in Section 12.1.

1.23.

“Geotechnical Report” shall mean the study of surface and subsurface conditions at the Site provided to CONTRACTOR by OWNER, receipt of which Contractor acknowledges by execution of this Agreement.

1.24.

“Governmental Authority” shall mean any federal, state, local, municipal or other governmental, regulatory, administrative, judicial, public or statutory instrumentality, court or governmental tribunal, agency, commission, authority, body or entity, or any political subdivision thereof, having legal jurisdiction over the matter or Person in question.

1.25.

“Guaranteed Completion Date” shall mean the Milestone Deadline for Substantial Completion as set forth in Exhibit VIII.  For the avoidance of doubt, the Guaranteed Completion Date shall be 120 days after Notice to Proceed, as such date may be adjusted from time to time pursuant hereto.

1.26.

“Hazardous Materials” shall mean any substance or material regulated or governed by any Permit, or any substance, emission or material now or hereafter deemed by any Governmental Authority to be a “regulated substance”, “hazardous material”, “hazardous waste”, “hazardous constituent”, “hazardous substance”, “toxic substance”, “radioactive substance”, “pesticide” or any similar classification, including by reason of deleterious properties, ignitability, corrosivity, reactivity, carcinogenicity or reproductive toxicity.

1.27.

 “Hosts” shall mean the owners-in-fee of the real property upon which the Gathering System, along with all its associated systems, is to be located.

1.28.

“Installation Schedule” shall have the meaning set forth in Section 3.1.

1.29.

“Intellectual Property” shall mean the collective reference to all intellectual property, whether arising under federal, state, multinational or foreign Laws or otherwise, including, without limitation, copyrights, patents (including pending and future continuations and continuations in part, divisions and their continuations and continuations in part, reissues, reexaminations and foreign counterparts), trademarks, service-marks, know-how and processes, formulas, trade secrets, licenses of any of the foregoing, and all rights to sue at law or equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

1.30.

“Interim Mechanical Completion” shall mean the date when at least One (1) production well and one (1) injection well are available for operation.

1.31.

“Law” shall mean all laws, codes, ordinances, statutes, rules, regulations, orders, decrees, judgments, injunctions, specified standards or objective criteria whether or not contained in any applicable permit or approval, notices or binding agreements promulgated or entered into by any Governmental Authority having jurisdiction over either Party, the Gathering System or a Party’s obligations under this Agreement as the same may be modified, amended or repealed from time to time.

1.32.

“Lien” shall mean, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable Law, or any preference, priority or preferential arrangement of any kind or nature whatsoever as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

1.33.

“Major Subcontractor” shall have the meaning set forth in Section 2.1.

1.34.

“Mechanical Completion” shall mean that (a) all equipment and parts comprising the Gathering System (including all materials and components but excluding Punch List items or other minor items that are not required for the safe and lawful operation of the Gathering System) shall have been installed, erected, aligned, and adjusted at the Site in a non-operating condition, in accordance with the Technical Specifications; (b) the Gathering System is ready for connection to the Power Plant and each of the applicable production and/or injection wells in a safe manner so that the Gathering System is fully integrated; (c) CONTRACTOR has requested OWNER inspections of the Gathering System  and (d) CONTRACTOR has provided OWNER with a Mechanical Completion Certificate.

1.35.

“Mechanical Completion Certificate” shall mean a notice in the form set forth in Exhibit XI.

1.36.

“Milestone” and “Milestone Deadline” shall be as described in Exhibit VIII.

1.37.

“Nevada Sales and Use Taxes” means the sales and use taxes imposed by NRS 372.

1.38.

“Notice of Substantial Completion” shall mean a notice in the form set forth in Exhibit IV.

1.39.

“Notice to Proceed” shall have the meaning set forth in Section 6.7.

1.40.

“Notice to Proceed Payment” shall be as described in Exhibit VIII.

1.41.

“OWNER” shall have the meaning set forth in the Preamble to this Agreement.

1.42.

“OWNER Event of Default” shall have the meaning set forth in Section 11.2.

1.43.

“OWNER Indemnified Party” shall have the meaning set forth in Section 13.1.

1.44.

“OWNER Provided Equipment” shall mean that equipment and those materials described in Exhibit X.

1.45.

“Parties” and “Party” shall have the meanings set forth in the Preamble to this Agreement.

1.46.

“Payment Bond” shall mean a payment bond substantially in the form of Exhibit XV, which bond shall be issued by a surety licensed to do business in Nevada and having an A.M. Best rating of “A” or higher.

1.47.

“Performance Bond” shall mean a performance bond substantially in the form of Exhibit XVI, which bond shall be issued by a surety licensed to do business in Nevada and having an A.M. Best rating of “A” or higher.

1.48.

“Permits” shall mean any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

1.49.

“Person” shall mean any individual, partnership, corporation, limited liability company, association, business, trust, government or political subdivision thereof, governmental agency or other entity.

1.50.

“Planned Drawdown Schedule” shall have the meaning set forth in Exhibit VIII.

1.51.

“Power Plant” shall have the meaning set forth in the Preamble hereto.

1.52.

“Project Specifications” shall mean the Gathering System description, design and specifications set forth in Exhibit I to this Agreement.

1.53.

“Prudent Industry Practices” shall mean those practices, methods, equipment, specifications and standards of safety and performance, as the same may be changed from time to time, as are generally used in the construction of geothermal gathering systems similar to the Gathering System, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the construction of geothermal gathering systems similar to the Gathering System, and as are in accordance with the applicable Permits and generally accepted national standards of professional care, skill, diligence and competence applicable to construction practices used in geothermal gathering systems similar to the Gathering System.

1.54.

“Punch List” shall mean the list of items of Work remaining to be completed after the time of Substantial Completion and which are not required for the safe and lawful operation of the Gathering System.

1.55.

“Punch List Holdback Amount” shall mean an amount equal to [***] of the value, as agreed between OWNER and CONTRACTOR, of each item on the Punch List.

1.56.

“Readiness for Testing” shall mean the Work is Mechanically Complete, all components and subsystems of the Work have been checked for proper operation, and the Gathering System has achieved CONTRACTOR’s Commissioning (including, without limitation, making such connections to the Power Plant and related wells as are necessary to wholly integrate the Gathering System with the Power Plant project) and is otherwise ready for commencement of Tests and Inspections in accordance with Article IV.

1.57.

“Real Property Restrictions” shall mean any applicable restrictions on OWNER’s rights in or to real property (such as leasehold or other rights to use or access the Site) or pursuant to any leases, agreements, Permits, easements, licenses, private rights-of-way and utility and railroad crossing rights required to be obtained or maintained by OWNER in connection with the construction of the Gathering System, performance of the Work or the operation of the Gathering System, in all cases as set forth in Exhibit XVII.

1.58.

“Release” shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

1.59.

“Retainage” shall have the meaning set forth in Section 7.3.

1.60.

“Site” shall mean the physical location of the Gathering System, including the land and improvements thereon or thereunder, as described in Exhibit III.

1.61.

“Subcontractor” shall mean any third party supplying goods or services to CONTRACTOR to meet the requirements of this Agreement [(except for any vendor of OWNER Provided Equipment)].

1.62.

“Substantial Completion” shall mean the date on which (a) each component of  the Work is sufficiently complete, in accordance with this Agreement, so that OWNER can safely and lawfully obtain the benefit of using the Gathering System to transfer geothermal resource to the Power Plant from the applicable production wells and from the Power Plant to the applicable injection wells, in a wholly integrated manner, up to the guaranteed performance levels set forth in Exhibit I; (b) the Gathering System has successfully passed all Tests and Inspections (including achieving said performance levels); (c) applicable safety inspections have been satisfactorily performed; (d) CONTRACTOR has delivered to OWNER documents necessary to operate the Gathering System (including, but not limited to, any plans, drawings, specifications and operating manuals) (e) OWNER and CONTRACTOR have agreed in writing that no item of Work remains which is not a Punch List item; and (f) subject to Contractor’s right to deliver a bond or letter of credit in lieu of certain lien waivers from Subcontractors, Contractor has delivered all applicable Conditional Waivers and Releases upon Progress Payment, Unconditional Waivers and Releases Upon Progress Payment, Conditional Waivers and Releases upon Final Payment, and Unconditional Waivers and Releases Upon Final Payment to be delivered pursuant to Sections 7.1 and 7.6.

1.63.

“Technical Specifications” shall mean the information, engineering data, drawings and conditions, including civil, electrical and mechanical specifications describing the Work, as set forth in Exhibit I and in this Agreement.

1.64.

“Tests and Inspections” mean the tests and inspections described in the plan and procedures developed in accordance with Section 4.2.

1.65.

“Gathering System” shall have the meaning set forth in the Preamble hereto.  CONTRACTOR’s scope of Work with respect to the Gathering System shall be as set forth in Exhibit I.

1.66.

 “Unconditional Waiver and Release Upon Final Payment”, means, subject to Contractor’s right to deliver a bond or a letter of credit in lieu of certain lien waivers from Major Subcontractors under Sections 7.1, 7.6 and 7.12, a written statement in the form of Exhibit XXI, containing an unconditional waiver and release of liens prepared and executed by Contractor or a Major Subcontractor, as applicable.

1.67.

“Unconditional Waiver and Release Upon Progress Payment” means, subject to Contractor’s right to deliver a bond or a letter of credit in lieu of certain lien waivers from Major  Subcontractors under Sections 7.1 and 7.12, a written statement in the form of Exhibit XXII, containing an unconditional waiver and release of liens prepared and executed by Contractor or a Major Subcontractor, as applicable.

1.68.

“Work” shall mean collectively all the services and duties, obligations, and responsibilities required to be undertaken by CONTRACTOR hereunder or in connection herewith, including but not limited to (a) the procurement of Equipment and Materials (other than the Owner Provided Equipment), receiving of Equipment and Materials, construction, CONTRACTOR Commissioning and Testing and Inspection of the Gathering System; (b) coordinating and carrying out the unloading of Equipment and Materials at the Site in connection with the construction of the Gathering System, and returning any shipping fixtures and installation tools supplied by any equipment supplier to the Gathering System; (c) installing, assembling, erecting and Mechanically Completing the Gathering System to the connection points with the Power Plant, production wells, injection wells and/or related facilities; (d) coordinating and overseeing any testing of the Gathering System, and the supervising, coordinating and performing any Punch List items; (e) providing Site security during the construction of the Gathering System; (f) providing such other support of, or cooperation with, the Owner Provided Equipment vendors so as to allow OWNER to satisfy its obligations thereto; and (g) providing related services and incidentals related to the foregoing and all other obligations of CONTRACTOR, all as set forth in this Agreement and Exhibit I.

As used in this Agreement, unless otherwise indicated, the terms “herein”, herewith” and “hereof” are references to this Agreement as a whole including the Exhibits, and the term “includes” or “including” shall mean “including without limitation”; the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements, extensions and other modifications to such instruments (without, however, limiting any restrictions to such amendments, restatements, supplements, extension and other modifications imposed by this Agreement); and a reference to a Person shall include its successors and permitted assigns.

ARTICLE 2.

RELATIONSHIP OF OWNER, CONTRACTOR, AND SUBCONTRACTORS

2.1

No Agency; Subcontractors. CONTRACTOR shall perform this Agreement as an independent contractor and shall not be an agent or an employee of OWNER.  CONTRACTOR shall have the right to cause Work to be accomplished by Subcontractors, pursuant to written subcontracts between CONTRACTOR and such Subcontractors.  CONTRACTOR shall provide written notice to OWNER identifying each proposed Subcontractor the value of whose subcontract is expected to equal or exceed [***] (each a “Major Subcontractor”).  CONTRACTOR shall not enter into any subcontract for performance of the Work with any Major Subcontractor as to whom OWNER has reasonably and timely made objection.  OWNER hereby acknowledges approval of the potential Subcontractors listed on the Approved Vendors List included in Exhibit I, and agrees that no further approval of CONTRACTOR’s use of any Person appearing on said list is necessary.  All such subcontracts shall be subject to and consistent with, and require the Subcontractors to satisfy, all applicable terms and conditions of this Agreement. This Agreement shall create no contractual relationship between OWNER and any Subcontractor; provided, however, that each subcontract shall be assignable to OWNER in the event of any termination of this Agreement by OWNER, and upon request of OWNER, at OWNER’s option, CONTRACTOR shall assign such contracts to OWNER at or after any such termination.  Further, CONTRACTOR shall include in each subcontract a provision substantially the same as the assignment clause contained in Exhibit XVIII attached hereto.  CONTRACTOR shall pay each Subcontractor in accordance with the terms and conditions of the subcontract between them.  Subject to Article XII hereof, failure to perform by any Subcontractor shall not constitute an excuse or defense to performance by CONTRACTOR hereunder.

ARTICLE 3.

GENERAL OBLIGATIONS OF CONTRACTOR

3.1

Start and Completion of Project.

(a)

CONTRACTOR shall commence the Work on or prior to the Commencement Date and shall perform the Work such that it achieves all Milestones on or before the applicable Milestone Deadlines set forth in Exhibit VIII (the “Installation Schedule”), unless the period for completion is extended in accordance with this Agreement.  CONTRACTOR shall coordinate and incorporate the schedules of all Subcontractors into all applicable schedules, work plans and progress reports.

(b)

If CONTRACTOR fails to meet a Milestone Deadline set forth in Exhibit VIII or determines that it is reasonably likely to fail to meet a Milestone Deadline, CONTRACTOR shall promptly provide notice to OWNER stating (i) the reason for failure to timely complete the applicable Milestone; (ii) CONTRACTOR’s proposed method for correcting such failure; (iii) CONTRACTOR’s schedule for meeting the Milestone; (iv) the method or methods by which CONTRACTOR proposes to achieve subsequent Milestones by the relevant Milestone Deadlines.

3.2

General. CONTRACTOR shall perform, or cause to be performed, all Work as set forth in this Agreement, including, without limitation, properly integrating the OWNER Provided Equipment into the Gathering System.  CONTRACTOR shall furnish all additional materials, supplies, tools, equipment, labor, training and other services necessary for the performance of the Work.  CONTRACTOR also agrees to provide for any necessary disassembly and reassembly, and for all other items necessary and normal to complete the Work, including, without limitation, all necessary construction tools and equipment (other than the OWNER Provided Equipment), and all lubrication charges, if any.  CONTRACTOR shall be responsible for overall control of the construction activities on the Site within the requirements of this Agreement from the Commencement Date to the Final Acceptance of the Work; provided, however, that OWNER shall hold title to all energy or geothermal resources produced at any time by the Power Plant or the production wells, as the case may be, including during the performance of the Work.

3.3

OWNER Provided Equipment Vendors. CONTRACTOR shall be responsible to coordinate with providers of OWNER Provided Equipment in the same manner as it is responsible for its own Subcontractors, including, but not limited to, safety, matters of schedule coordination, protection and incorporation of materials and equipment into the Work, oversight of activities on the Site, and such other matters as OWNER may reasonably request from time to time.  Copies of OWNER’s agreements with such vendors shall be provided to CONTRACTOR.  Notwithstanding the foregoing, CONTRACTOR shall have no obligation to make payment to any such vendor under such agreements and CONTRACTOR shall not be responsible for the non-performance of any such vendor under such agreements.  Should Contractor engage any such vendor to provide materials or services directly to CONTRACTOR, CONTRACTOR shall contract for the same by separate agreement.

3.4

Permits. CONTRACTOR shall obtain and maintain all Permits listed on Exhibit XII, and shall deliver to OWNER copies of all Permits for which it is responsible hereunder.

3.5

Site. CONTRACTOR has examined the Site and reviewed plans (including Site plans showing utility services, interconnections thereto and the Real Property Restrictions) and other information made available by OWNER with respect to conditions in and around the Site and, through its independent visual investigations, is familiar with all of the conditions it anticipates to affect the completion of the Work other than those which are not known to CONTRACTOR as of the date hereof and which are not reasonably ascertainable through such review and investigation.  CONTRACTOR acknowledges that OWNER has engaged separate contractors to perform work in connection with the Power Plant concurrently with the prosecution of the Work by Contractor.  CONTRACTOR shall phase the construction of the Work to minimize interference with such other contractors’ work and the Hosts’ operations, and in any event shall perform the Work in compliance with all Real Property Restrictions.  Any construction activities that reasonably might be expected to interfere with such other contractors’ work or the Hosts’ operations shall be described to, and coordinated with, OWNER by CONTRACTOR prior to CONTRACTOR’s commencement of such Work.  In addition, CONTRACTOR has received a copy of the Geotechnical Report and is familiar with any subsurface conditions at the Site described therein.  CONTRACTOR shall be solely responsible for increases in CONTRACTOR’s costs or delays in CONTRACTOR’s performance of the Work resulting from ground surface or subsurface conditions at the Site that are described in or reasonably inferable from the Geotechnical Report.  Cost associated with use of Sona Tubing for pipe supports will be an allowed contract price Change Order with no schedule extension.

3.6

Personnel.  CONTRACTOR shall engage only well-qualified, experienced and, where necessary, licensed personnel to perform the Work.

3.7

Technical Specifications.  CONTRACTOR acknowledges that the Technical Specification attached hereto as Exhibit I, as well as any technical specifications set forth in Exhibit II, Exhibit X and/or the agreements referenced therein include certain specific requirements of the Work and describe certain aspects of the Gathering System.  Such requirements and aspects are hereby incorporated by reference into this Agreement.

3.8

Access to Site; Security.  CONTRACTOR shall provide security measures as necessary to protect Contractor materials and supplies stored thereon during the term of this Agreement, but shall provide access to the Site (a) to OWNER, the Financing Parties, and their respective representatives and agents, to inspect and review the Work being performed by CONTRACTOR; and (b) upon the achievement of Substantial Completion, to OWNER to allow OWNER to operate part or all of the Gathering System; provided, however, that, while on the Site, OWNER, the Financing Parties, and their respective representatives and agents (i) shall observe CONTRACTOR’s reasonable security and safety measures; and (ii) shall not unreasonably interfere with CONTRACTOR’s performance of the Work.  CONTRACTOR shall keep the Site reasonably clean and presentable at all times.

3.9

Review Rights.  CONTRACTOR agrees that all Work shall be performed subject to reasonable review rights of OWNER, the Financing Parties, and their respective representatives and agents to determine conformance of the Work with the requirements of this Agreement; provided, however, that such review shall not unreasonably interfere with CONTRACTOR’s performance of the Work.  CONTRACTOR shall provide OWNER with a copy of any Project Specifications and drawings for the Work for review by OWNER.  All such materials shall be provided to OWNER sufficiently in advance of their issuance for construction so as to permit OWNER a reasonable time for review prior to such issuance.  CONTRACTOR recognizes that OWNER does not have the expertise to perform revisions of such materials, and is relying on CONTRACTOR in this regard.  As such, OWNER’s review rights shall in no way diminish the validity or scope of CONTRACTOR’s responsibilities, warranties and guarantees as stated in this Agreement.

3.10

Progress Reporting and Project Meetings. Beginning on the Commencement Date and ending on the date of Final Acceptance, CONTRACTOR shall prepare and submit to OWNER by the tenth (10th) day of each calendar month a written report, including (a) an updated project schedule that describes the percentages of the Work that have been completed up to and including the last day of the immediately preceding calendar month including the nature of the Work completed in terms of major categories of Work, such as equipment procurement, shop fabrication, field progress, testing and the labor, equipment and materials that are committed to these major categories and (b) the Work planned to be performed in the upcoming calendar month.  Upon a reasonable request by Owner following receipt of such written report, representatives of OWNER and CONTRACTOR shall meet to review progress made to date, cost and schedule status, and any potential problems foreseen by CONTRACTOR.  Either Party shall have the right to require the presence of particular persons affiliated with the other (including, without limitation Subcontractors) to participate in one or more of such meetings, provided that such participation does not unreasonably increase the cost to, or time of performance of, either Party in performing its obligations pursuant to this Agreement.

3.11

Documents.  CONTRACTOR shall provide to OWNER five (5) hard copies and two (2) copies in an electronic, reproducible format per Exhibit I of all drawings, specifications, testing reports and other documents for the Work along with system turnover books, on or prior to Final Acceptance.  Any such documents delivered by CONTRACTOR to OWNER shall be in reproducible form and shall become property of OWNER at the time of delivery.  CONTRACTOR shall make reasonable efforts to procure for OWNER’s benefit the right to reproduce such documents which are to be provided by its equipment suppliers.  Documents provided hereunder are not intended or represented to be suitable for reuse by OWNER or others in connection with any other project, and any such reuse shall be at OWNER’s sole risk and without liability or legal exposure to CONTRACTOR or its Subcontractors.

3.12

Standard of Performance. CONTRACTOR shall perform, or cause to be performed, the Work in a workmanlike manner, using new Equipment and Materials, and in compliance, in all material respects, with applicable Laws, Permits, Real Estate Rights, Prudent Industry Practices, the Technical Specifications, the Installation Manual, the requirements of any insurance policies held pursuant hereto, and any other applicable requirements of this Agreement.  If the standards or requirements derived from the foregoing are inconsistent, CONTRACTOR shall perform, or cause to be performed, the Work in accordance with the most stringent rule, standard, criteria or guideline.  If there are any conflicts between or among the standards or requirements derived from the foregoing, CONTRACTOR shall promptly notify OWNER of the conflict and the Parties shall cooperate and negotiate in good faith such modifications to this Agreement as are necessary to resolve the conflict.

3.13

CONTRACTOR Representative.  CONTRACTOR shall designate a person or persons available on a daily basis and authorized to transmit and receive direct communications to and from OWNER; provided, however, that such CONTRACTOR representative shall not be entitled to amend or modify the terms of this Agreement; and provided, further, that such designation may be changed from time to time upon written notice by CONTRACTOR to OWNER.

3.14

Work by Others; Subcontractors.  CONTRACTOR acknowledges that OWNER has contracted with one or more third parties for the performance, at the Power Plant site or on the Site, of work not within CONTRACTOR’s scope of Work, including, without limitation, construction of the Power Plant and drilling activities related to production and injection wells.  CONTRACTOR shall reasonably coordinate and cooperate with such third parties and shall take all reasonable measures to ensure that its activities do not interfere with such work by third parties.

3.15

Updating of Exhibits.  CONTRACTOR shall provide such cooperation as OWNER may reasonably request in connection with updating, revising or replacing any exhibits to this Agreement to reflect the development of additional information or any changes or refinements to the Gathering System or to the Site following the date hereof; provided, however, that the effects of any such updates, revisions or replacement shall not materially adversely affect the rights or increase the duties of CONTRACTOR under this Agreement; and provided, further, that if such updates, revisions or replacements affect the cost of CONTRACTOR’s performance of the Work, the Parties shall execute a Change Order with respect to such costs in accordance with Article VIII.  Notwithstanding the foregoing, no such update, revision to, or replacement of, any exhibit shall be effective until agreed upon by both Parties and effected by a written amendment to this Agreement duly executed by both Parties.

3.16

Timely Performance of the Work.  If at any time OWNER determines that CONTRACTOR’S methods, equipment, or work force are inadequate for securing the rate of progress required, OWNER may order CONTRACTOR to increase its efficiency and adequacy, and CONTRACTOR shall improve its methods or change or increase or supplement the work force and equipment and/or perform the Work on an overtime or multiple shift basis to such an extent as to give reasonable assurance of compliance with the schedule of completion.  When so directed by OWNER, CONTRACTOR shall submit for approval any supplementary construction schedules which are necessary to demonstrate the manner in which compliance with the order will be established.  If CONTRACTOR does not promptly comply with OWNER’S directions, OWNER may proceed to terminate this Contract under, and exercise other remedies subject to the provisions of Article XI. The failure of OWNER to make this demand shall not relieve CONTRACTOR of its obligation to ensure the rate of progress required by this Agreement.

3.17

Financing Cooperation.  CONTRACTOR agrees to cooperate with OWNER regarding any potential financing of the Power Plant.  CONTRACTOR shall make such modifications to this Agreement as may be reasonably requested by any Financing Party or prospective Financing Party as a condition to providing financing for the Power Plant and/or Gathering System.  CONTRACTOR shall negotiate in good faith a consent to assignment with the Financing Parties, and shall execute and deliver such estoppel certificates or other documents as may be reasonably requested by the Financing Parties.  Notwithstanding the foregoing, no modifications related to any financing terms shall alter any obligations of CONTRACTOR hereunder, the payment terms set forth in this Agreement or the payment obligations of OWNER without the consent of CONTRACTOR, which consent shall not be unreasonably withheld, conditioned or delayed, but which consent may be conditioned on OWNER reimbursing CONTRACTOR for any additional expense incurred by CONTRACTOR as a result of such modification (excluding CONTRACTOR’s attorneys’ fees, overhead expenses and general and administrative expenses).  CONTRACTOR shall provide existing data, reports and other documents related to the Gathering System and/or CONTRACTOR’s performance of the Work that are in CONTRACTOR’s possession if reasonably requested by any Financing Party.

3.18

Security for Performance of the Work.

(a)

CONTRACTOR shall, not later than the date hereof, provide OWNER with a Performance Bond for the full amount of the Contract Price, which Performance Bond shall name OWNER and any designated Financing Party as independent beneficiaries.  The Performance Bond shall secure CONTRACTOR’s performance of its obligations pursuant to this Agreement.  If the Contract Price is increased pursuant to Change Orders executed by the Parties on or after the Commencement Date, then CONTRACTOR, within ten (10) Business Days after written request by OWNER, shall increase the amount of the Performance Bond or provide a supplemental Performance Bond so that the aggregate amount of such bond or bonds equals or exceeds the amount of the Contract Price, as adjusted.  Such adjustments in contract price shall include additional cost for CONTRACTOR’s Performance Bond resulting from the change order.

(b)

CONTRACTOR shall, not later than the date hereof, provide OWNER with a Payment Bond, which Payment Bond shall be for a penal sum equal to the full amount of the Contract Price as of the date hereof and shall secure the prompt payment by CONTRACTOR for all labor, subcontracts, materials, and normal and usual extras for the performance of the Work (other than any OWNER Provided Equipment) and otherwise shall satisfy the requirements of applicable Law (including, without limitation, any recording requirements, if applicable), other than the endorsement thereon of OWNER.  The Payment Bond shall name OWNER and designated Financing Party as independent beneficiaries.  If reasonably requested by OWNER in accordance with applicable Law, the Payment Bond shall be filed by or at the direction of OWNER, together with a memorandum of this Agreement in form and substance reasonably acceptable to OWNER, with the county clerk of each county in which the Site or any portion thereof is located.  CONTRACTOR shall inform all Subcontractors of the Payment Bond and require them in their subcontracts or purchase orders to look solely to CONTRACTOR and/or the Payment Bond for any claims they may have against CONTRACTOR.  If the Contract Price is increased pursuant to Change Orders executed by the Parties on or after the Commencement Date, then CONTRACTOR, within ten (10) Business Days after written request by OWNER, shall increase the amount of the Payment Bond or provide a supplemental Payment Bond in accordance herewith so that the aggregate penal sum of such bond or bonds equals or exceeds the amount of the Contract Price, as adjusted.  Such adjustments in contract price shall include additional cost for CONTRACTOR’s Performance Bond resulting from the change order.

3.19

Insurance.  Contractor shall comply with the insurance requirements set forth in Exhibit XIII and shall cause its Subcontractors to comply with any applicable insurance requirements contained therein.

ARTICLE 4.

COMPLETION AND TESTING

4.1

Mechanical Completion. CONTRACTOR shall erect and achieve the Mechanical Completion of the Gathering System in accordance with the Installation Schedule.  On the date on which CONTRACTOR believes the Gathering System has achieved Mechanical Completion, CONTRACTOR shall prepare and submit to OWNER a completed Mechanical Completion Certificate.  Such Mechanical Completion Certificate shall include all information relevant to the achievement of Mechanical Completion (including the request for inspection contained in the Mechanical Completion Certificate) in sufficient detail to enable OWNER to corroborate that such Mechanical Completion has been achieved. Owner and Contractor will perform a visual inspect of the Gathering System within 10 days of receipt of Mechanical Completion Certificate.  After inspection, if OWNER either (a) countersigns any such Mechanical Completion Certificate, or (b) does not object to such Mechanical Completion Certificate within twenty (20) days after receipt thereof, such Mechanical Completion Certificate shall be deemed confirmed and agreed to by OWNER on the date that such Mechanical Completion Certificate was originally delivered thereto.  If OWNER objects to the Mechanical Completion within twenty (20) days of receipt thereof, CONTRACTOR shall take such action as necessary to achieve Mechanical Completion and shall submit another Mechanical Completion Certificate to OWNER in accordance herewith.  The foregoing procedure shall be repeated until the CONTRACTOR has achieved Mechanical Completion.

4.2

Test and Inspection Procedures. Thirty (30) days after notice to proceed, CONTRACTOR shall prepare and submit a Tests and Inspections plan in accordance with Exhibit I to OWNER for review and approval.  The Tests and Inspections plan shall define the test program as to the test objectives and procedures and shall set forth the procedures to be used, the measurements to be made, the proposed usage of permanent and temporary instrumentation and the organization of the test team, the test schedule and any requirements of OWNER.

4.3

Substantial Completion.  Upon determination by CONTRACTOR that the Gathering System has successfully passed all Testing and Inspections, the Gathering System is ready for operation and that the other conditions to Substantial Completion have been satisfied, CONTRACTOR shall issue to OWNER a Certificate of Substantial Completion as set forth in Exhibit IV (which certificate shall set out any outstanding Punch List items).  Within ten (10) days after receipt of the Certificate of Substantial Completion together with all required pertinent test data, OWNER shall inspect all Work, and within ten (10) days thereafter either (a) countersign such certificate, or (b) notify CONTRACTOR in writing that Substantial Completion has not been achieved or the Punch List is deficient, stating in detail its reasons for reaching such conclusion which may include, but are not limited to, failure of any Tests and/or Inspection.  In the event OWNER determines that Substantial Completion has not occurred or that the Punch List is deficient, CONTRACTOR shall promptly take such action as necessary to achieve Substantial Completion (or to set out a revised Punch List) and shall issue to OWNER another Certificate of Substantial Completion (including, if necessary, a revised Punch List).  Such procedure shall be repeated as necessary until OWNER countersigns such certificate, which countersignature shall not be unreasonably withheld or delayed.

ARTICLE 5.

LIQUIDATED DAMAGES, COMPLETION AND ACCEPTANCE

5.1

Liquidated Damages.  Contractor shall achieve Substantial Completion pursuant to Section 4.3 on or before the Guaranteed Completion Date.  In the event CONTRACTOR does not achieve Substantial Completion by such date, CONTRACTOR shall be liable to OWNER for liquidated damages in the amount of  [***] of such delay, [***], in each case for each day or partial day until Substantial Completion is achieved, provided that, in no event shall the aggregate amount of liquidated damages paid by  [***].  CONTRACTOR and OWNER hereby acknowledge and agree that the terms, conditions and amount fixed under this Article V are reasonable, considering the reduction in value of the Work, and the costs and losses which OWNER will likely incur in the event of CONTRACTOR’s failure to achieve Substantial Completion by the Guaranteed Completion Date.  The amounts of liquidated damages are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of costs that will be actually incurred by OWNER and shall not be, or be deemed to be, a penalty or forfeiture.  The obligation to pay or payment of any such liquidated damages hereunder shall not affect OWNER’s right to terminate this Agreement pursuant to Article XI hereof.

5.2

Completion of Work.  CONTRACTOR shall fully and finally complete the Work (including but not limited to any Punch List items) as soon after the date of Substantial Completion as practicable.  If CONTRACTOR fails to complete the Punch List items within a reasonable period of time, OWNER may complete any incomplete items and set-off against any additional payment to CONTRACTOR the reasonable, documented cost of such completion.  In the event the costs of such completion exceeds amounts owed to CONTRACTOR by OWNER hereunder, CONTRACTOR shall be liable to OWNER for the difference and shall pay such difference promptly upon OWNER making a request for the same supported by invoices and other pertinent records.

5.3

Notice of Final Acceptance.  When CONTRACTOR believes that the Work has been completed, it shall deliver to OWNER the Certificate of Final Acceptance.  OWNER shall, within ten (10) days following its review and inspection of the Work, either (a) accept and countersign such certificate, or (b) disapprove such certificate in writing, with a detailed explanation of the reasons for such disapproval.  CONTRACTOR shall promptly take such corrective action, if any, to complete the Work and, upon such completion, shall issue to OWNER another Certificate of Final Acceptance.  Such procedure shall be repeated as necessary until OWNER countersigns such certificate, which countersignature shall not be unreasonably withheld or delayed.

5.4

Extensions.  Milestone Deadlines shall be extended only:  (a) upon the issuance of and agreement by CONTRACTOR and OWNER of a Change Order executed in accordance with Article VIII of this Agreement, or (b) for delays due to Force Majeure.

ARTICLE 6.

RESPONSIBILITIES OF OWNER

OWNER shall provide or perform in connection with the Work, at no cost to CONTRACTOR, those obligations set forth below.

6.1

Engineering Data.  OWNER shall make available to CONTRACTOR all drawings, specifications, technical descriptions, and other pertinent information in its possession regarding the Site, the Power Plant (including utility access) and the well systems to which the Gathering System will connect.

6.2

Access and Cooperation.  OWNER shall (a) provide CONTRACTOR rights of ingress and egress to the Site for CONTRACTOR and its Subcontractors as may be reasonably necessary for the performance of the Work; (b) provide all such information, cooperation and access as may be reasonably requested by CONTRACTOR for the performance of the Work; and (c) provide reasonably necessary laydown and storage areas as requested by CONTRACTOR.

6.3

Permits.  OWNER shall obtain and maintain all Permits necessary to own and operate the Gathering System other than those to be obtained by CONTRACTOR pursuant to Section 3.4, and shall deliver to CONTRACTOR copies of all Permits for which it is responsible hereunder.

6.4

OWNER Representative.  OWNER shall designate a person or persons available on a daily basis and authorized to transmit and receive direct communications to and from CONTRACTOR; provided, however, that such OWNER representative shall not be entitled to amend or modify the terms of this Agreement; and provided, further, that such designation may be changed from time to time upon written notice by OWNER to CONTRACTOR.

6.5

Notice to Proceed.  CONTRACTOR shall commence with the performance of the Work in accordance with the Milestone Deadlines upon receipt from OWNER of a written Notice signed by a duly authorized officer of OWNER authorizing CONTRACTOR to commence and complete all Work under this Contract (the “Notice to Proceed”), and shall thereafter diligently pursue the Work assigning to it a priority that should reasonably permit the attainment of Substantial Completion on or before the Guaranteed Completion Date.

ARTICLE 7.

PRICE AND PAYMENT

7.1

Cost and Payment

.

(a)

CONTRACTOR shall perform the Work as set forth herein in exchange for payment by OWNER of the Contract Price.  The Contract Price shall include all overhead expenses, general and administrative expenses, salaries, equipment and labor costs [(other than the costs of any OWNER Provided Equipment)], taxes (excluding Nevada sales and use tax), Payment Bond, Performance Bond and other costs related to CONTRACTOR’S performance of the Work.  The total aggregate price for CONTRACTOR’s performance of its obligations is  [***] (as the same may be adjusted from time to time in accordance with Change Orders executed by the Parties in accordance herewith, the “Contract Price”).

(b)

CONTRACTOR and OWNER agree and understand that the Contract Price stated in Section 7.1(a) is a total amount, which consists of charges for labor and charges for material, and that the charges for each will be separately stated on monthly invoices per the Form of Invoice included in Exhibit V.  No Nevada Sales and Use Taxes on Equipment and Materials are included in the Contract Price and, subject to the last sentence of Section 7.1(f), any such taxes that become due shall be the responsibility of OWNER as and to the extent set forth in Sections 7.1(d), (e) and (f).

(c)

CONTRACTOR shall, and shall cause each of its Subcontractors with whom it contracts to, purchase all Equipment and Materials pursuant to a resale exemption certificate permitting it to purchase taxable tangible personal property and taxable services for resale (regardless of the state of other jurisdiction where such Equipment and Materials are purchased) and, accordingly shall not pay any state and local sales and use taxes (including Nevada Sales and Use Tax) with respect to the purchase of the foregoing.  CONTRACTOR shall issue such a resale exemption certificate to its Subcontractors with respect to all Equipment and Materials and, accordingly shall not pay any state and local sales and use taxes (including Nevada Sales and Use Tax) with respect to the purchase of the same from any of its Subcontractors.  Any payments made in contravention of this Section 7.1(c) shall not be deemed reimbursable costs of any nature hereunder and OWNER shall have no liability to reimburse such costs to CONTRACTOR or to any Subcontractor.

(d)

CONTRACTOR shall charge OWNER as a separate line item in each applicable CONTRACTOR’S Invoice, and OWNER shall directly pay CONTRACTOR, as a reimbursable cost in addition to the Contract Price, any and all Nevada Sales and Use Taxes with respect to Equipment and Materials purchased by OWNER directly from CONTRACTOR. CONTRACTOR shall remit such Nevada Sales and Use Taxes reimbursement payments to the State of Nevada.

(e)

Notwithstanding Section 7.1(e), to the extent that OWNER provides CONTRACTOR with an exemption certificate from the appropriate Governmental Authority in the State of Nevada to permit OWNER to purchase Equipment and Materials without application of any Nevada Sales and Use Tax based on the use of the Equipment and Materials or otherwise, CONTRACTOR shall not charge such Nevada Sales and Use Taxes to OWNER.

7.2

Planned Drawdown Schedule.  Exhibit VIII sets forth the Planned Drawdown Schedule, which is intended to cause Work progress and payments to conform to OWNER’S commercial requirements.  The Notice to Proceed Payment as set forth therein shall be made on or before the Commencement Date, and all other payments shall be made in accordance with duly submitted and approved CONTRACTOR’S monthly invoices and summaries of the Work performed as set forth herein.

7.3

Retainage and Withholding.  OWNER shall withhold as retainage from each payment due and payable to CONTRACTOR hereunder (other than from the payment due and payable with respect to achievement of Final Acceptance) [***] of the amount of such payment until  [***] of the contract value is achieved (billed) and thereafter, [***] of the amount of such payment (the “Retainage”).  In addition, OWNER may withhold from payments due and payable to CONTRACTOR (a) in an amount and to the extent as may be reasonably necessary to protect OWNER from loss because of third party claims filed against an OWNER Indemnitee and covered by CONTRACTOR’s indemnification obligations under this Agreement; (b) in an amount equal to payments previously made to CONTRACTOR which were not yet properly due and payable pursuant to this Section 7.3; and (c) any other sums which OWNER is entitled to recover from CONTRACTOR under the terms of this Agreement or pursuant to applicable Law.  Upon attainment of Substantial Completion, the accumulated Retainage, after reduction for exercise of OWNER’s setoff and withholding rights in accordance with the provisions of this Agreement (including the Punch List Holdback Amount), shall be released to CONTRACTOR in conjunction with the next payment made to CONTRACTOR in accordance with Section 7.1.

7.4

Punch List Holdback.  In addition to any amounts withheld pursuant to Section 7.3, OWNER shall be entitled to withhold the Punch List Holdback Amount.  Upon the completion of a Punch List item to the reasonable satisfaction of OWNER, OWNER shall pay CONTRACTOR the portion of the Punch List Holdback Amount applicable to such Punch List item.

7.5

Payments.  CONTRACTOR shall, commencing on the 10th day of the month after the month of the Commencement Date and by such day on a monthly basis thereafter, submit to OWNER a description of the progress of the Work and the Work performed during the previous month, along with an invoice setting out the cost of such Work based on a “percent complete” methodology along with such reasonable documentation as OWNER may require. Such invoice shall be substantially in the form of Exhibit V.  Subject to OWNER’s confirmation of achievement of such Work, OWNER shall pay any undisputed portion of a CONTRACTOR invoice within thirty (30) days after receipt thereof.  CONTRACTOR’s invoice shall be accompanied by a certificate stating all amounts theretofore due and payable to Subcontractors have been paid in the proper course, except for those amounts that are subject to bona fide disputes and as to which CONTRACTOR has provided OWNER written notice.  In addition, Invoices shall include as attachments, without limitation, a Conditional Waiver and Release Upon Progress Payment of Contractor, conditioned only upon payment of the amounts set forth therein, and shall include an Unconditional Waiver and Release Upon Progress Payment of Contractor for payments previously made by Owner pursuant to this Agreement.  In addition to the foregoing, with each Invoice, Contractor shall submit to Owner from each Major Subcontractor to be paid out of the proceeds of the Invoiced amount (i) a Conditional Waiver and Release Upon Progress Payment conditioned only upon payment of the amounts set forth therein, and an Unconditional Waiver and Release Upon Progress Payment for prior payments, as applicable, unless such Major Subcontractor has already delivered a Conditional Waiver and Release Upon Final Payment, and (ii) if such Major Subcontractor has completed all Work that such Major Subcontractor is to perform, a Conditional Waiver and Release Upon Final Payment conditioned only upon payment of the amounts set forth therein, or if such Conditional Waiver and Release Upon Final Payment has already been delivered by such Major Subcontractor, an Unconditional Waiver and Release Upon Final Payment; provided, however, that if Contractor is unable to obtain the foregoing, Contractor may provide Owner with a bond or a letter of credit in form and substance acceptable to Owner and the Financing Parties to indemnify such Persons against any lien or other claim by such Major Subcontractor with respect to its right to be paid in connection with performance of the Work. OWNER shall only be obligated to make payments invoiced by CONTRACTOR only to the extent CONTRACTOR has submitted such lien waivers or security in lieu thereof.

7.6

Final Payment.  Upon achieving Final Acceptance, CONTRACTOR shall submit an invoice summarizing and reconciling all previous invoices and payments.  Such invoice shall be accompanied by a certificate substantially in the form of Exhibit IX.  Within thirty (30) days after receipt of such statement OWNER shall pay CONTRACTOR the outstanding balance of the Punch List Holdback Amount and any other withheld funds then due CONTRACTOR.  Notwithstanding the foregoing, if Final Acceptance has not been achieved within sixty (60) days after OWNER’s acceptance of the Substantial Completion Certificate, then OWNER shall have the right to suspend further performance of the Work by CONTRACTOR upon written notice to CONTRACTOR, in which case CONTRACTOR shall be entitled to be paid the value of each Punch List item that is fully completed as of the notice date and not previously paid for and any other withheld funds then due CONTRACTOR, and OWNER shall have the right to complete or have completed such Punch List items and apply the Punch List Holdback Amount to the cost of completion of such items.  Notwithstanding the foregoing, Owner shall make the Final Payment to Contractor if and only if Contractor has delivered the following items to Owner:

a.

with respect to each Subcontractor either:

i.

a Conditional Waiver and Release Upon Final Payment conditioned only upon payment of the amounts set forth therein or, if such Conditional Waiver and Release Upon Final Payment has already been delivered by such Subcontractor, an Unconditional Waiver and Release Upon Final Payment; or

ii.

a bond or a letter of credit in form and substance acceptable to Owner and the Financing Entities to indemnify and fully protect such Persons against any claim by such Subcontractor with respect to its right to be paid in connection with the Gathering System or the performance of the Work; and

b.

with respect to Contractor, a Conditional Waiver and Release Upon Final Payment conditioned only upon payment of the amounts set forth therein.

7.7

Warranty Work.  Any warranty work performed by CONTRACTOR pursuant to this Agreement shall be at the sole expense of CONTRACTOR.

7.8

Undisputed Payments.  Each Party shall pay any undisputed portion of any amount owed to other Party pursuant to this Agreement within thirty (30) days after receipt of the applicable invoice or demand for payment from the Party seeking payment.

7.9

Disputed Payments.  If a Dispute arises regarding the payments to be made to CONTRACTOR or OWNER hereunder, OWNER or CONTRACTOR, as applicable, shall pay all undisputed amounts, and OWNER and CONTRACTOR shall resolve the Dispute in accordance with the Dispute resolution provisions of Article XIX.

7.10

Form and Manner of Payments.  All payments made pursuant to this Agreement shall be made by check or wire transfer of immediately available funds to a bank account to be designated by the Party receiving such payment.  Either Party may designate from time to time a different bank or account by notice to the other Party given not less than ten (10) Business Days prior to the payment date to which such payment instructions are to apply.  If the date for any payment called for under this Agreement should fall on a day that is not a Business Day at the location designated for receipt of such payment, then such payment may be made on the next succeeding Business Day in such location with the same effect as if made on the date due.

7.11

Effect of Payment.  Payment hereunder shall not constitute OWNER’s approval of any portion of the Work which has been determined not to be, or subsequently is determined not to have been, performed in accordance with the requirements of this Agreement.

7.12

No Mechanics’ Liens.  Provided OWNER makes the payments to CONTRACTOR as required hereunder, CONTRACTOR shall pay all labor, Subcontractors, equipment vendors, and providers of services of any kind promptly, and in any event, in compliance with any supply or service contract.  CONTRACTOR shall not assume, create or suffer to be created by any employee or Subcontractor any Lien on the Work, the Site, the Gathering System, or any portion thereof  resulting from CONTRACTOR’s failure to make a payment to such employee or Subcontractor when due.  CONTRACTOR shall remove, by substitution via bond or otherwise in accordance with applicable Law, any Liens placed on the Gathering System or the Site by any Subcontractor.  Such removal or bonding shall be accomplished within ten (10) Business Days after any filing evidencing such Lien.  If CONTRACTOR fails to remove such Lien within ten (10) Business Days, OWNER may effect such removal or substitute a bond at CONTRACTOR’S expense.

7.13

Set-off.  Either Party may deduct and set-off against any part of the balance due or to become due to the other Party pursuant to this Agreement any amounts that are due from such other Party pursuant to this Agreement.

ARTICLE 8.

CHANGES IN THE WORK

8.1

Changes.  OWNER or CONTRACTOR may from time to time propose, in writing, a Change Order to change the scope of the Work or the terms of performance thereof.  If OWNER proposes such a change, CONTRACTOR shall respond in writing within ten (10) days of receiving such proposal.  CONTRACTOR’s proposal to OWNER, or response to OWNER’s proposal, as applicable, shall include an estimate of (a) the Contract Price increase or decrease for the requested change in scope of the Work or the terms of performance thereof, (b) the impact of the change on the Installation Schedule and the other applicable provisions of this Agreement, and (c) any modifications to OWNER’s proposed change, if applicable.  Changes in the scope of the Work or the terms of performance thereof shall only be valid if agreed upon in writing by OWNER and CONTRACTOR.  CONTRACTOR shall use all reasonable efforts to minimize any schedule impact and financial impact on OWNER of any such changes.

8.2

Adjustment for Change in Law.  In the event of a Change in Law, compliance with which would either (a) require CONTRACTOR to incur cost increases in order to meet its obligations hereunder or cost increases due to any required change in the Gathering System design, or (b) result in corresponding costs savings to CONTRACTOR, the Contract Price and/or Installation Schedule shall be adjusted to reflect such changes and, if affected, any other provisions of this Agreement shall be equitably adjusted.  Within ten (10) days after becoming aware of such Change in Law, CONTRACTOR shall advise OWNER of the change and the anticipated consequent savings or increased costs.  CONTRACTOR shall use reasonable efforts to minimize the effect of any such Change in Law on the Installation Schedule and on the costs of performing the Work.  CONTRACTOR also shall submit to OWNER a calculation of the savings resulting from, or evidence of the expenses actually incurred in complying with and mitigating the effect of, such Change in Law.

8.3

Other Changes.  In the event (a) OWNER, following written notice from CONTRACTOR, fails to timely perform any of its obligations hereunder, (b) CONTRACTOR encounters a Hazardous Materials condition that it could not with the exercise of reasonable diligence have foreseen at the time of execution of this Agreement, or (c) compliance with a change in any Permit requires a change in the Gathering System design, specifications, manner of performing the Work, or scope of the Work, in each case as such event or occurrence demonstrably causes an increase or decrease in CONTRACTOR’s costs or a delay in CONTRACTOR’s performance of the Work, the Contract Price and/or Installation Schedule shall be adjusted to reflect such change, if affected, and any other applicable provisions of this Agreement shall be equitably adjusted.  CONTRACTOR shall provide notice of such changes to OWNER as soon as practical, but in no case later than ten (10) days after becoming aware of any such impact or condition, and, if applicable, shall use reasonable efforts to minimize the financial impact on OWNER of any such change. Notwithstanding the foregoing, in the event CONTRACTOR encounters a Hazardous Materials condition as described in (b) above, CONTRACTOR shall not further disturb such condition prior to providing to OWNER notice of such condition and receiving authorization from OWNER to proceed.

8.4

Value Engineering.  CONTRACTOR shall make reasonable efforts to identify potential changes to the Gathering System which may enhance its efficiency, reliability, serviceability or economy of operation, accelerate the construction schedule, reduce cost of construction, or otherwise enhance the Gathering System’s benefits to OWNER.  CONTRACTOR, in its reasonable judgment, may propose to OWNER any such potential change, along with its proposed effect on the cost of the Work or the Installation Schedule.  OWNER shall consider any such proposed change in good faith and may, in its sole discretion, approve any such change.

8.5

Performance of Change Work.  In no event shall CONTRACTOR commence the performance of any additional or changed Work without the prior written authorization of OWNER.  OWNER shall have no payment liability in respect of any Work performed without such authorization by OWNER.

ARTICLE 9.

TITLE AND RISK OF LOSS

9.1

Title Warranty.  CONTRACTOR warrants and guarantees that title to all Work provided by CONTRACTOR hereunder shall pass to OWNER free and clear of all Liens, and that no Work, materials or equipment shall have been acquired by CONTRACTOR and passed to OWNER subject to any agreement by CONTRACTOR under which an interest therein or encumbrance thereon is retained by any Person.

9.2

Title to OWNER.  Title to the Work, including all materials, supplies and equipment provided by CONTRACTOR or purchased by CONTRACTOR on behalf of OWNER shall at all times reside with OWNER.

9.3

Risk of Loss.  The care, custody and control, and risk of damage or loss of the Work, including materials, equipment and supplies whether stored on or off the Site, shall transfer to CONTRACTOR [(a) with respect to OWNER Provided Equipment, as the same transfers to OWNER pursuant to applicable purchase documents, and (b) with respect to any other materials, equipment and supplies,] on the Commencement Date, and in either case, shall remain with CONTRACTOR until the Gathering System achieves Substantial Completion, at which time care, custody and control and risk of damage or loss shall transfer to OWNER.

ARTICLE 10.

GUARANTEES AND WARRANTY

10.1

Warranty.  CONTRACTOR warrants that the Work will be designed and built in accordance with the requirements of this Agreement, the Technical Specifications, all applicable Laws, Permits and Prudent Industry Practices, and that all equipment  and other materials furnished hereunder will be new and free of defects in design, materials and workmanship.

10.2

Warranty Period.  The warranty set forth in Section 10.1 above shall commence on the Commencement Date and apply for the longer of (i) a period of twelve (12) months after the date of Substantial Completion, and (ii) the period of warranty provided by any Subcontractors.

10.3

Remedy.  If, during the warranty period, any of the Work supplied is found to not be in compliance with the warranty set forth in Section 10.1 CONTRACTOR shall, and at no cost to the OWNER, make all necessary alterations, repairs or replacements as may be necessary to meet the requirements of this Agreement.  If the defect cannot be corrected, CONTRACTOR shall replace the Work at no cost to OWNER.  Any alterations, repairs or replacements made pursuant to this Article shall be further warranted for a period of twelve (12) months from the date of the reinstallation, alteration, repair or replacement.  All reinstallations, alterations, repairs or replacements shall be performed at a time satisfactory to the OWNER.  OWNER shall, to the extent practicable, provide CONTRACTOR with full and free access to the Gathering System to perform such services; provided, however, that CONTRACTOR shall not unreasonably interfere with the operation of the Gathering System or the Power Plant.  CONTRACTOR shall be responsible for removal, replacement and reinstallation of materials and equipment necessary to gain access to defective Work.

10.4

Conditions of Warranty.  The warranty set forth herein shall be exclusive of (a) normal wear and tear, (b) normal degradation of the Work or the Gathering System, (c) misuse of the Work or the Gathering System by OWNER or negligence in its operation or maintenance, and (d) operation or maintenance of the Work or the Gathering System not in accordance with the written requirements and recommendations of equipment vendors or suppliers and CONTRACTOR.

10.5

Warranty Administration. CONTRACTOR shall obtain all customary warranties available from Subcontractors under this Agreement.  Such warranties shall be obtained for the benefit of OWNER as well as for CONTRACTOR, and shall be assignable to OWNER or OWNER’s designee upon OWNER’s request; provided, however, that OWNER hereby agrees to allow CONTRACTOR to call upon such warranties to the extent necessary to allow CONTRACTOR to fulfill its warranty obligations hereunder.

ARTICLE 11.

EVENTS OF DEFAULT; REMEDIES

11.1

CONTRACTOR Events of Default.  The occurrence of any one or more of the following shall constitute a CONTRACTOR Event of Default under this Agreement:

(a)

Failure of CONTRACTOR to make any payment required under this Agreement, which failure is not cured within thirty (30) days after the receipt of notice of such failure from OWNER.

(b)

Failure of CONTRACTOR to comply in any material respect with any material covenant, obligation or condition of this Agreement other than covenants, obligations or conditions which result in a default under subsection (a) above, which failure is not cured within thirty (30) days after receipt of notice of such failure from OWNER; provided, however, that if such breach is one that cannot be cured in thirty (30) days with the exercise of reasonable diligence, such failure shall not result in a CONTRACTOR Event of Default if CONTRACTOR is diligently proceeding to cure such failure; and provided, further, that such extended cure period shall not exceed ninety (90) days without the written consent of OWNER.

(c)

CONTRACTOR voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings or shall have become insolvent or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors.

(d)

Insolvency, receivership, reorganization, bankruptcy, or similar proceedings shall have been commenced against CONTRACTOR and such proceedings remain undismissed or unstayed for a period of ninety (90) days.

(e)

Any representation or warranty by CONTRACTOR is false or misleading in any material respect when made, and which is not cured, or the adverse effects of which are not remedied, within sixty (60) days after receipt of notice thereof from OWNER.

(f)

Unless such failure is the result of OWNER’s failure to meet its obligations pursuant hereto or a Force Majeure Event, the failure of CONTRACTOR to meet any Milestone Deadline on or before the applicable date set forth on Exhibit VIII (as such dates may be adjusted in accordance with the provisions hereof).

(g)

Failure by CONTRACTOR to perform any of its obligations as set forth in Section 3.18 (Timely Performance of the Work).

(h)

Failure by CONTRACTOR to maintain in full force and effect the Payment Bonds or the Performance Bonds.

(i)

Failure by CONTRACTOR to maintain the insurance coverages required by Article XV or Exhibit XIII.

11.2

OWNER Events of Default.  The occurrence of any one or more of the following shall constitute an OWNER Event of Default under this Agreement:

(a)

Failure of OWNER to make any payment required under this Agreement, which failure is not cured within thirty (30) days after receipt of notice of such failure from CONTRACTOR.

(b)

Failure of OWNER to comply in any material respect with any material covenant, obligation or condition of this Agreement other than covenants, obligations or conditions which result in a default under subsections (a) above, which failure is not cured within thirty (30) days after receipt of notice of such failure; provided, however that if such breach is one that cannot be cured in thirty (30) days with the exercise of reasonable diligence, such failure shall not result in an OWNER Event of Default if OWNER is diligently proceeding to cure such failure; and provided, further, that such extended cure period shall not exceed ninety (90) days without the written consent of CONTRACTOR.

(c)

OWNER voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings or shall have become insolvent or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors.

(d)

Insolvency, receivership, reorganization, bankruptcy, or similar proceedings shall have been commenced against OWNER and such proceedings remain undismissed or unstayed for a period of ninety (90) days.

(e)

Any representation or warranty by OWNER is false or misleading in any material respect when made, and which is not cured, or the adverse effects of which are not remedied, within sixty (60) days after receipt of notice thereof from CONTRACTOR.

(f)

Failure by OWNER to maintain the insurance coverages required by Article XV or Exhibit XIII.

11.3

Remedies.  Upon the occurrence of any of the aforesaid Events of Default (including the expiration of the applicable cure period), the non-defaulting Party shall, at its option, have the following remedies:

(a)

The non-defaulting Party may terminate the Agreement by written notice to the defaulting Party, such termination to become effective upon receipt by the defaulting party of such written notice.

(b)

The non-defaulting Party shall have the opportunity to exercise, at its election, any rights or remedies it may have at law or in equity, including but not limited to compensation for monetary damages, injunctive relief and specific performance.

11.4

OWNER’s Right to Perform  OWNER may, without prejudice to any other remedy it may have, correct deficiencies caused by CONTRACTOR’s failure to perform the Work in accordance with this Agreement or by any other Event of Default by CONTRACTOR, provided that CONTRACTOR has failed, within fifteen (15) days after receipt of written notice from the OWNER (or immediately in the event of an emergency, provided that OWNER shall provide written notice of such emergency to CONTRACTOR within twenty-four (24) hours of obtaining knowledge thereof), to commence and continue correction of such failure or Event of Default with diligence and promptness.  In such case, OWNER shall be entitled to deduct the reasonable cost of correcting such deficiencies (including compensation for any consultants’ services made necessary by such failure or Event of Default) from the payments then or thereafter due to CONTRACTOR.  If such payments due to CONTRACTOR are not adequate to cover such amount, CONTRACTOR shall pay the difference to OWNER, which difference shall be promptly due and payable upon receipt of notice thereof from OWNER.  Performance of Work by OWNER pursuant to this Section 11.4 shall not relieve CONTRACTOR of any of its obligations under this Agreement with respect to such Work if and to the extent such Work is performed in accordance with Section 3.14.

ARTICLE 12.

FORCE MAJEURE

12.1

Delay Due to Force Majeure Event.  A delay in or failure of performance hereunder by either Party shall not constitute a default under this Agreement, nor shall either Party be liable for any loss or damage suffered by the other Party by reason of such delay or failure of performance, to the extent that such delay or failure of performance results from a Force Majeure Event.  “Force Majeure Event” shall mean an event beyond the reasonable control of the affected Party, which event such Party could not reasonably have foreseen, prevented or limited the effects thereof utilizing all reasonable efforts under the circumstances, including, but not limited to (to the extent the foregoing requirements are met): an act of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or binding request of any governmental authority; action or inaction of governmental authorities; Changes in Law; labor disputes (but excluding strikes or other labor actions specific to the Gathering System, CONTRACTOR or any Subcontractor); acts of declared or undeclared war; public disorder, rebellion or sabotage (other than as provided below); revolution; epidemic; landslide; lightning; fire; hurricane; earthquake; flood; riot; explosion; shutdown required by any utility or governmental agency; or injunction or quarantine.  Force Majeure Events include the failure of a Subcontractor or supplier to furnish labor, services, materials or equipment in accordance with its contractual obligations, but solely to the extent such failure is itself due to a Force Majeure Event.  Force Majeure Events shall not include (a) a Party’s financial inability to perform under this Agreement; (b) a failure of equipment except if caused by a Force Majeure Event; (c) sabotage by employees or subcontractors of the Party claiming the Force Majeure Event; or (d) general market conditions.

12.2

Right to Suspend.  In the event either Party is prevented by a Force Majeure Event from performing its obligations under this Agreement, it shall have the right upon prompt written notice to the other Party to suspend performance of its obligations under this Agreement, but only to the extent made necessary by, and during continuance of, such Force Majeure Event. Such written notice shall describe the specific nature, extent and expected duration of the Force Majeure Event and the corresponding duties and obligations suspended thereby.  Any Party suspending its performance pursuant to this Section 12.2 shall provide the other Party written notice promptly upon the resolution of the applicable Force Majeure Event and the resumption of any obligations suspended pursuant hereto.

12.3

Continued Performance; Mitigation.  The affected Party shall use all reasonable efforts to (a) continue performance of its obligations under this Agreement to the extent possible under the circumstances, (b) mitigate or limit damages to the other Party, promptly taking appropriate and sufficient corrective action, including the expenditure of all reasonable sums of money, and (c) eliminate the Force Majeure Event as quickly as possible.

12.4

Previous Liability. No liability of either Party that arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of such occurrence.

12.5

Burden of Proof. The burden of proof as to whether a Force Majeure Event has occurred and whether such event excuses a Party from performance under this Agreement shall be upon the Party claiming such Force Majeure Event.

12.6

Prolonged Force Majeure Event. If a Force Majeure Event persists longer than a total period of six (6) consecutive months, the Party whose performance is not prevented by the Force Majeure shall have the right to terminate this Agreement in accordance with the applicable provisions hereof.

ARTICLE 13.

INDEMNIFICATION

13.1

By CONTRACTOR.  CONTRACTOR shall indemnify, defend, and hold harmless OWNER, its Affiliates, the Financing Parties, and the agents, officers, directors, employees, subcontractors and representatives of each of the foregoing (each, an “OWNER Indemnified Party”) from and against any and all suits, actions, damages, claims, costs, losses or liability of whatsoever kind or character, including, but not limited to, attorneys’ fees and expenses, arising from claims for accidents, injuries, or damage of any kind which are caused, or claimed to be caused, in whole or in part by the negligence or willful misconduct of, or breach of this Agreement by, CONTRACTOR, its agents, employees, vendors or subcontractors.

13.2

By OWNER.  OWNER shall indemnify, defend, and hold harmless CONTRACTOR its Affiliates and the agents, officers, directors, employees, subcontractors and representatives of each of the foregoing (each, an “CONTRACTOR Indemnified Party”) from and against any and all suits, actions, damages, claims, costs, losses or liability of whatsoever kind or character, including, but not limited to, attorneys’ fees and expenses, arising from claims for accidents, injuries, or damage of any kind which are caused, or claimed to be caused, in whole or in part by the negligence or willful misconduct of, or breach of this Agreement by, OWNER, its agents, employees, vendors or subcontractors (excluding CONTRACTOR and any Subcontractors).

13.3

Intellectual Property Indemnity.  CONTRACTOR shall defend, indemnify and hold harmless any OWNER Indemnified Party from and against any and all suits, actions, damages, claims, costs, losses or liability of whatsoever kind or character arising from any infringement of patents or the improper use of other Intellectual Property rights which may occur in connection with CONTRACTOR’s performance of the Work or the ownership or use of any portion of the Work, unless such infringement or improper use is at the specific (as opposed to general) direction of OWNER.  OWNER’s acceptance of CONTRACTOR’s engineering design and/or proposed or supplied materials or equipment shall not be construed to relieve CONTRACTOR of any obligation hereunder.  CONTRACTOR shall have the sole authority for the control of the defense of any and all such claims or suits brought thereon, and OWNER shall render such assistance as CONTRACTOR shall reasonably require in connection therewith; provided, however, that in any suit brought on such claim, the applicable OWNER Indemnified Party shall have the right to be represented by counsel of its own choice at its own expense.  Should any such claim materially impair CONTRACTOR’s performance of the Work or OWNER’s continued use of the Work, then CONTRACTOR shall, at its own expense, timely procure the right to continue its performance of the Work so as not to materially impair the schedule for completion of the Work, or timely procure the right to continue use of the Work, and CONTRACTOR shall not settle any such claim in a manner that reasonably might be expected to interfere with its performance of the Work or the operation of the Gathering System.

13.4

Indemnity from Liens.  CONTRACTOR shall indemnify and protect the OWNER Indemnified Parties from and against any and all Liens filed in connection with the performance of the Work.

13.5

CONTRACTOR Hazardous Materials Indemnity.  CONTRACTOR shall defend, indemnify and hold harmless any OWNER Indemnified Party with respect to any Hazardous Materials created, brought on, released, generated or disposed from the Site by CONTRACTOR or any Subcontractor (whether before or after the Commencement Date), except to the extent of any act of negligence or willful misconduct on the part of, or breach of this Agreement by, such OWNER Indemnified Party with respect to such Hazardous Material.

13.6

OWNER Hazardous Materials Indemnity.  OWNER shall defend, indemnify and hold harmless any CONTRACTOR Indemnified Party with respect to any Hazardous Materials preexisting on the Site or any Hazardous Materials that are created, brought on, released, generated or disposed from the Site by OWNER or any of its subcontractors (other than CONTRACTOR), agents or employees, except to the extent of any act of negligence or willful misconduct on the part of, or breach of this Agreement by, such CONTRACTOR Indemnified Party with respect to such Hazardous Material.

13.7

Indemnification Procedure.  When a Party hereunder (the “Indemnifying Party”) is required to indemnify any Person (the “Indemnified Party”) in accordance with this Article XIII, the Indemnifying Party shall assume on behalf of such Indemnified Party, and conduct with due diligence and in good faith, the defense of any claim against such Party, whether or not the Indemnifying Party shall be joined therein, and the Indemnified Party shall cooperate with the Indemnifying Party in such defense.  The Indemnifying Party shall be in charge of the defense and settlement of such claim; provided, however, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party’s right to control the defense or settlement thereof, the Indemnified Party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, except in the event that (a) the Indemnified Party shall have reasonably concluded, acting in good faith and on the advice of counsel, that there exists a material conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim (in which case the Indemnifying Party shall not have the right to control the defense or settlement of such claim, on behalf of such Indemnified Party), or (b) the Indemnifying Party shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement of an action thereon, then, in each of cases (a) and (b), the fees and expenses of counsel shall be paid by the Indemnifying Party.  The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim, suit or cause of action asserted against the Indemnified Party, or consent to entry of a judgment in respect thereof, which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving of a release in favor of the Indemnified Party from all liability in respect of such claim, suit or cause of action.

13.8

Availability of Insurance.  Notwithstanding anything to the contrary in this Article XIII, neither Party will be required to provide any indemnification to the other Party for any suits, actions, damages, claims, costs, losses or liability of whatsoever kind or character if, and to the extent that, insurance proceeds are available therefor.

ARTICLE 14.

LIMITATION OF LIABILITY

14.1

Aggregate Limit of Liability.  In no event shall either Party be liable to the other Party for any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities in excess of one hundred percent (100%) of the amount of the Contract Price; provided, however, that the preceding limitation of liability shall not apply to, and no credit shall be issued against such liability for any liabilities resulting from the gross negligence or willful misconduct of either Party arising hereunder.  Nothing in this Section 14.1 limits the obligations of CONTRACTOR with respect to the warranty provisions of Article X of this Agreement or CONTRACTOR’S obligation to complete the Work.

14.2

Consequential Damages.  In no event shall either Party be liable to the other Party, whether under breach of contract, tort (including negligence), strict liability or any other theory of liability, whenever arising, for consequential, special or indirect damages of any nature.

ARTICLE 15.

INSURANCE

15.1

Contractor’s Insurance.  Contractor, at its expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times commencing no later than upon commencement of the Work at the Site and until the expiration of the Warranty Period, all insurance coverages specified in Exhibit “XIII-1”.  All insurance coverage shall be in accordance with the terms of this Article XV and Exhibit “XIII-1”, using companies, to the extent required by Applicable Law, authorized to do business in the State of Nevada.

15.2

Owner’s Insurance.  Owner, at its expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times during the periods described in Exhibit “XIII-2”, all insurance coverages specified in Exhibit “XIII-2”.  All insurance coverages shall be in accordance with this Article XV and Exhibit “XIII-2”, using companies, to the extent required by Applicable Law, authorized to do business in the State of Nevada.

15.3

Non-Violation.  Neither Party shall knowingly violate nor knowingly permit to be violated any conditions of the policies provided by the other Party under the terms of this Contract and shall at all times satisfy the requirements of the insurance companies issuing them.

15.4

Subrogation Waivers.  Contractor and Subcontractor’s policies shall provide for a waiver of subrogation rights against Owner, the Financing Entities, and, to the extent permitted under this Contract, their respective assigns, subsidiaries, Affiliates, directors, officers and employees, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy.  Contractor and Subcontractor releases and waives any and all rights of recovery against Owner, the Financing Entities, and all their respective assigns, subsidiaries, Affiliates, directors, officers and employees that Contractor and Subcontractor may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor and Subcontractor pursuant to this Contract or because of deductible clauses in, or inadequacy of limits of, any such policies of insurance.

Owner's Policies shall provide for a waiver of subrogation rights against Contractor and (to the extent permitted under this Contract), its respective assigns, and Subcontractors, subsidiaries, Affiliates, directors, officers and employees, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy.  Owner releases and waives any and all rights of recovery against Contractor, and (to the extent permitted under this Contract), its respective assigns, and Subcontractors, subsidiaries, Affiliates, directors, officers and employees that Owner may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Owner pursuant to this Contract or because of deductible clauses in, or inadequacy of limits of, any such policies of insurance.

15.5

Insurance Coverages.  All amounts of insurance coverage specified in Exhibits “XIII-1”, “XIII-2” and “XIII-3” are required minimums.  Owner and Contractor shall each be solely responsible for determining the appropriate amount of insurance, if any, in excess thereof.  The required minimum amounts of insurance shall not operate as limits on recoveries available under this Contract.

15.6

Failure to Maintain Insurance.  If at any time the insurance to be provided by Owner or Contractor hereunder shall be reduced or cease to be maintained, then (without limiting the rights of the other Party in respect of any default or Event of Default that arises as a result of such failure) the other Party may at its option maintain the insurance required hereby (subject to the provisions of Section 15) but only after the Party in default has had ten (10) Business Days prior Notice of such failure to provide such insurance in order to cure the same.  In such event (a) Owner may withhold the cost of insurance premiums expended for such replacement insurance from any payments to Contractor, or (b) Owner shall reimburse Contractor for the premium of any such

ARTICLE 16.

TERMINATION FOR CONVENIENCE

OWNER may in its sole discretion terminate the Work with or without cause at any time by giving notice of termination to CONTRACTOR and payment of the corresponding cancellation charge set forth on Exhibit VIII (less any payments previously made by OWNER in respect of the Contract Price), and such payment shall be CONTRACTOR’s full compensation in the event of a termination for convenience.  OWNER shall have the right at its sole option, provided that it pays the termination costs set forth herein, to assume and become liable for any written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work.  If OWNER elects to assume any such contracts or commitments, CONTRACTOR shall execute all papers and take all other reasonable steps requested by OWNER which may be required to vest in OWNER all rights, set-offs, benefits and titles necessary to such assumption by OWNER of such obligations..

ARTICLE 17.

ASSIGNMENT

17.1

Assignment by CONTRACTOR.  This Agreement shall not be assigned by CONTRACTOR without the express written approval of OWNER, which may be withheld in OWNER’s sole discretion.

17.2

Assignment by OWNER.  This Agreement may be assigned by OWNER upon approval by CONTRACTOR, such approval not to be unreasonably withheld.  Notwithstanding the foregoing, OWNER may, without approval by CONTRACTOR, make a collateral assignment of this agreement to a Financing Party in order to facilitate the financing of the Power Plant (including the Gathering System).  For the avoidance of doubt, CONTRACTOR acknowledges that OWNER intends to finance the development and construction of the Gathering System on a non-recourse project financing basis and that CONTRACTOR shall provide such cooperation and support as OWNER reasonably requests in connection with obtaining such financing, including, but not limited to, providing such consents, opinions, estoppels, authorizations and other documents as are reasonably required.

17.3

Successors and Assigns.  Other than as to a collateral assignment by OWNER in accordance with Section 17.2, no assignment of this Agreement by either Party shall be valid until all the obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other Party.  This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

ARTICLE 18.

REPRESENTATIONS

18.1

Representations of CONTRACTOR.  CONTRACTOR represents and warrants to OWNER that as of the date of this Agreement:

(a)

Organization.  CONTRACTOR is duly organized, validly existing and in good standing under the laws of the State of Idaho, is duly qualified to do business in the State of Nevada, and has the power and authority to enter and perform its obligations under this Agreement.  CONTRACTOR is a licensed contractor in the State of Nevada, and CONTRACTOR’s Nevada State contractor’s license number is 71424.

(b)

Due Authorization.  The person signing this Agreement on behalf of CONTRACTOR is duly authorized by CONTRACTOR and has the full power and authority to execute this Agreement on behalf of CONTRACTOR.

(c)

No Conflict.  CONTRACTOR’s entry into this Agreement and the performance of its obligations hereunder does not conflict with the terms of any law, order, rule, regulation or judgment applicable to it and does not and will not contravene or result in any default under any agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)

Enforceable Contract.  CONTRACTOR has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery thereof by the other Party thereto, such Agreement constitutes a valid and binding obligation of CONTRACTOR enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors, or lessors, rights generally and (ii) the application of general equitable principles may limit the availability of certain remedies.

(e)

Governmental Approvals.  Neither the execution and delivery by CONTRACTOR of the Agreement, nor the consummation by CONTRACTOR of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any federal, state or other governmental authority or agency, except such as are not yet required (CONTRACTOR having no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor).

(f)

Litigation.  There are no actions or proceedings pending or, to CONTRACTOR’s knowledge, threatened before any court or agency or any outstanding unsatisfied judgment that will have a material adverse affect on CONTRACTOR’s ability to perform CONTRACTOR’s obligations hereunder, nor does CONTRACTOR know of any events which could give rise to a claim against it which will have a material adverse affect on its ability to perform its obligations hereunder.

(g)

Legal Requirements.  CONTRACTOR has knowledge of all of the legal requirements and business practices that must be followed in performing the Work.

(h)

Financial Condition.  CONTRACTOR is not insolvent, has not filed or had filed or had filed against it a petition in bankruptcy, has not made an assignment for the benefit of creditors or otherwise had a receiver or trustee appointed with respect to its properties or affairs and has not incurred any obligations or liabilities, contingent or otherwise, which would cause it to become insolvent.

(i)

Payment of Taxes.  All tax returns and reports of CONTRACTOR required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon CONTRACTOR and upon its respective properties, assets, income and franchises which are due and payable have been paid when due and payable, or were paid as of the date hereof.  CONTRACTOR knows of no proposed tax assessment against it that would be material to the condition (financial or otherwise) of CONTRACTOR.

18.2

Representations of OWNER.  OWNER represents and warrants to CONTRACTOR that as of the date of this Agreement:

(a)

Organization.  OWNER is duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State of Nevada, and has the power and authority to enter and perform its obligations under this Agreement.

(b)

Due Authorization.  The person signing this Agreement on behalf of OWNER is duly authorized by OWNER and has the full power and authority to execute this Agreement on behalf of OWNER.

(c)

No Conflict.  OWNER’s entry into this Agreement and the performance of its obligations hereunder does not conflict with the terms of any law, order, rule, regulation or judgment applicable to it and does not and will not contravene or result in any default under any agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)

Enforceable Contract.  OWNER has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery hereof by CONTRACTOR, such Agreement constitutes the legal, valid and binding obligation of OWNER enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors, or lessors, rights generally and (ii) the application of general equitable principles may limit the availability of certain remedies.

(e)

Litigation.  There are no actions or proceedings pending or, to OWNER’s knowledge, threatened before any court or agency or any outstanding unsatisfied judgment that will have a material adverse affect on OWNER’s ability to perform its obligations hereunder, nor does OWNER know of any events which could give rise to a claim against it which will have a material adverse affect on its ability to perform its obligations hereunder.

(f)

Title.  OWNER is, or shall be, capable of providing necessary property rights with respect to the Site and access thereto to allow CONTRACTOR to perform the Work in accordance with the terms and conditions hereof.

ARTICLE 19.

DISPUTE RESOLUTION

19.1

Disputes.  In case of a controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof (a “Dispute”), either Party may notice the other of the existence of a Dispute.  Upon receipt of such notice, the Parties shall exert all reasonable efforts to reach an amicable settlement.  If the Parties are unable to reach such a settlement within thirty (30) days following the receipt of notice of Dispute, they shall continue to try to resolve the Dispute; provided, however, that either Party shall have the right to submit the Dispute to non-binding mediation conducted under the auspices of the American Arbitration Association or such other mediation services as the Parties agree upon.

19.2

Arbitration.  If the Parties are unable to resolve a Dispute after mediation pursuant to Section 19.1, or within thirty (30) days after such Dispute has been submitted thereto, either Party may initiate an arbitration proceeding pursuant to the following provisions:

(a)

Procedure.  All claims, disputes, and other matters in question arising out of or relating to this Agreement or the performance or interpretation thereof shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration.  Arbitration shall be commenced by a demand in writing made by one Party upon the other; provided, however, that the Party demanding arbitration shall give five (5) days’ notice to the other Party before making such demand.  The written demand shall contain a statement of the question to be arbitrated and a detailed statement of each item or matter in Dispute and the name of the arbitrator appointed by that Party.  The other Party shall, within twenty (20) days of the receipt of the written demand, appoint an arbitrator and give notice in writing thereof to the Party that commenced arbitration.  The two (2) arbitrators appointed by the Parties shall within twenty (20) days of the date of the appointment of the second arbitrator select a third arbitrator who shall be designated as a chairperson and who immediately shall give notice to the Parties of his or her appointment.  The third arbitrator shall select a time, date, and place for hearing and give each Party thirty (30) days’ notice in writing thereof; provided, however, that all arbitration shall take place in Reno, Nevada unless otherwise agreed to by the Parties.  The date for hearing shall not be more than sixty (60) days after the date of appointment of the third arbitrator.  The arbitrators shall render their award in writing to each of the Parties not more than thirty (30) days after the date of hearing unless the Parties shall otherwise agree in writing.  In the event the Party by whom arbitration is demanded shall fail to appoint his or her arbitrator within the time specified, the demand for arbitration shall be null and void.  In the event the two (2) arbitrators appointed by the Parties are unable to agree on an appointment of the third arbitrator within the time specified, either Party may petition a court of competent jurisdiction to appoint a neutral arbitrator who shall hear the Parties and make an award as provided herein.

(b)

Binding Decision or Award.  The decision or award of the arbitrators shall be final and binding on both Parties.  Such decision or award may be enforced in any court having jurisdiction over the Party against which enforcement is sought.  A judgment confirming such award may be rendered by the district court in and for Reno, Nevada, which the Parties agree is the court of appropriate jurisdiction.

19.3

Work and Payment.  Unless otherwise agreed in writing or as otherwise provided pursuant to this Agreement, during any mediation or arbitration proceeding pursuant to this Article XX, CONTRACTOR shall carry on the Work and maintain its progress in accordance with this Agreement and OWNER shall continue to make payments to CONTRACTOR in accordance with this Agreement.

ARTICLE 20.

TERM

20.1

Term.  The term of this Agreement shall commence upon execution and shall terminate upon completion of the performance of the obligations of the Parties hereunder unless earlier terminated pursuant to the terms hereof.

ARTICLE 21.

MISCELLANEOUS

21.1

Notices.  All notices, demands or requests required or permitted to be given hereunder shall be in writing and delivered personally or sent by electronic facsimile, or by registered or certified mail, return receipt requested, as follows:

To OWNER:	NGP Blue Mountain I LLC 1755 East Plumb Lane, Suite 220
Reno, Nevada 89502 Attention: Max Walenciak Fax: (775) 786-3394

with a copy to:	Nevada Geothermal Power Inc. Suite 900-409 Granville Street
Vancouver, BC V6C 1T2
Canada Attention: Brian Fairbank & Andrew Studley Fax: (604) 688-5926

and with a copy for any
notice of claim or dispute to:	Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 9210
Attention: Breton Peace, Esq.
Fax: (619) 696-7419

To CONTRACTOR:	Industrial Builders
1551 N.W. 9th Street
Ontario, OR 97914 Attention: Dave ErlebachFax: (541) 889-7755

Change of address for notice shall be accomplished by written notice sent in compliance with this Section 21.1.  Notices shall be effective when received by the other Party.

21.2

Amendments.  This Agreement may not be amended, supplemented, waived or modified except by an instrument in writing signed by both of the Parties.

21.3

Waiver.  Any failure by either Party to enforce any provisions hereof, or to resort to any other remedy hereunder, shall not constitute a waiver by that Party of its right subsequently to enforce the same or any other provision hereof or to resort to any one or more of such rights or remedies on account of any such ground then existing or which may subsequently occur.  The failure of either Party to insist in any instance on strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any such provision or the relinquishment of any rights but the same shall continue and remain in full force and effect.

21.4

Severability.  In the event that any provision of this Agreement shall, for any reason, be determined to be invalid, illegal or unenforceable in any respect, the Parties shall negotiate in good faith to agree to such amendments, modifications, or supplements of or to this Agreement and take such other appropriate actions as shall, to the maximum extent practicable in light of such determination, implement and give effect to the intentions of the Parties as reflected herein, and the other provisions of this Agreement shall, as so amended, modified, or supplemented or otherwise affected by such action, remain in full force and effect.

21.5

Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without regard to principles of conflicts of law.

21.6

Headings.  Captions and headings in this Agreement are for ease of reference only and do not constitute a part of this Agreement.

21.7

Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

21.8

Further Assurances.  OWNER and CONTRACTOR shall cooperate with one another in all reasonable respects necessary to consummate the transactions contemplated by this Agreement, and each will take all reasonable actions within its authority to secure cooperation of its officials, officers, agents and other third parties.  Without limiting the generality of the foregoing, CONTRACTOR shall provide such cooperation and support as OWNER reasonably requests in connection with obtaining financing for the Gathering System, including, but not limited to, providing such consents, opinions, estoppels, authorizations and other documents as are reasonably required.

21.9

Survival.  The provisions of Articles IX, X, XI, XII, XIII, XIV, XIX and XXI shall survive any expiration or termination of this Agreement.

21.10

Entire Agreement.  This Agreement, together with its Exhibits, represents the entire understanding and agreement of OWNER and CONTRACTOR with respect to the subject matter hereof and supersedes any and all previous understanding, agreements or representations between the Parties with respect to the subject matter hereof.

21.11

No Third-Party Beneficiaries.  Except as otherwise expressly set forth in this Agreement, the Parties do not intend to, and this Agreement shall not, confer any benefit hereunder on any Person other than the Parties and their successors and permitted assigns, and the Financing Parties.

21.12

Confidentiality.  CONTRACTOR shall hold in confidence any information concerning the affairs of OWNER that OWNER has designated as confidential, and shall not disclose, publish or make use of such information unless (a) OWNER agrees in writing to the release of such information, (b) to the extent that CONTRACTOR can establish that the information was generally available in the public domain at the time of such disclosure or was developed independently by CONTRACTOR, or (c) such data or information is required by applicable Law to be disclosed; provided, however, that such disclosure shall be made only to the extent required by applicable Law and only after providing OWNER with prior notice.  Notwithstanding the generality of the foregoing, OWNER agrees that CONTRACTOR may disclose such information and data to its officers, directors, employees, agents, representatives and Subcontractors, on an as-needed basis.  Upon any termination of this Agreement, CONTRACTOR shall promptly return to OWNER all such data and information in CONTRACTOR’s possession (or in the possession of any other Person permitted hereby to possess such information) at such time, unless otherwise directed by OWNER.

[Signature page follows]

IN WITNESS WHEREOF, OWNER and CONTRACTOR have agreed and executed this Agreement as of the date first above written.

NGP BLUE MOUNTAIN I LLC, as OWNER

By:	signed
Name: Brian Fairbank
Title: President

Industrial Builders, as CONTRACTOR

By:	signed
Name: Dave Erlebach
Title: Vice President

S-1

[Signature Page]

EXHIBIT I

Project Technical Specification

[Listed Below and attached]

1.  Request for Quote

2.  Geothermal Pipeline Gathering System Technical Specifications

3.  Painting Specification

4. Blue Mountain Geotech Report-1

5. Blue Mountain Geotech Report-2

6. Gathering System P&ID’s

7.Production &Injection Pipeline Piping and Support Plans

8. Itemized Schedule of Values: Option 2 Contractor Procured Material

Exhibit I

EXHIBIT III

Site Description

See Drawing No. 8022-C Sheet Nos. 302 and 303

Exhibit III

EXHIBIT IV

Certificate of Substantial Completion

Date of Issuance:  ___________________________

Owner:  ___________________________

Contractor:  ___________________________

Agreement:  ___________________________ dated as of ______________, ________

Capitalized terms used herein shall have the meaning set forth in the Agreement.   This Certificate of Substantial Completion applies to the Work referenced below under the Agreement.

CONTRACTOR hereby certifies that as of the foregoing Date of Issuance:

1.

Each component of the Work is sufficiently complete so that OWNER can safely and lawfully obtain the benefit of using the Gathering System to supply geoethermal fluids  to the power plant in accordance with the Agreement;

2.

The Gathering System has successfully passed all Tests and Inspections;

3.

OWNER and CONTRACTOR have agreed in writing that no item of Work remains that is not a Punch List item, and a list of all such Punch List items is attached hereto; and

4.

Each other requirement for Substantial Completion under the Agreement has been satisfied.

CONTRACTOR

By:
Title:

Executed this [__] day of [__]

OWNER

By:
Title:

Exhibit IV

EXHIBIT V

Form of Invoice

CONTRACTOR’S INVOICE

The following will be an Attachment to the Contractor’s Invoice.

[insert date]

[insert Owner’s notice address]

Attention [insert contact name]:

____________________________  (“Contractor”), submits this application for payment (this “Certificate”) pursuant to Article VII of the Engineering, Procurement and Construction Contract (the “Contract”), dated as of ___________, 2009, by and between Contractor, and NGP Blue Mountain I LLC, a Delaware limited liability company (“Owner”).

Unless otherwise defined herein, all capitalized terms used in this Certificate shall have the meanings specified for such terms in the Contract.

1.

The undersigned is a duly authorized representative of Contractor, authorized to execute and deliver this Certificate on behalf of Contractor.

2.

The following is a summary of the current status of the Contract account:

Original Contract Price:

$___________

Adjustments to Contract Price

(as itemized in Exhibit “4”

 attached hereto):

$___________

Current Contract Price:

$___________

Amount of payments that

Contractor has received to

date:

$___________

3.

The information in all material documents and supporting papers prepared or signed by Contractor or any of its officers or employees and submitted to Owner in direct support of this Certificate and in connection with the Work, taken as a whole, is in all material respects, true, correct, and complete.

4.

The Work is being performed in accordance with the Contract, except ____________________________________________________________________________________.

5.

That portion of the Work set forth on Exhibit “1” hereto was completed through the end of the month of ___________, 20___.  The aggregate amount of payments for such Work is $___________.  The aggregate amount of the payments for which Contractor has previously received payments is $___________.  The aggregate amount of payments for which Contractor is entitled to be paid is $___________.  The Retainage is $___________.

Exhibit V

6.

The amount of this Invoice set forth above, is not (in part or otherwise) attributable to Work which has been rejected by Owner or Contractor or which otherwise constitutes or relates to a Subcontractor’s application for payment, billings or invoices which Contractor disputes or for any other reason does not intend to pay.

7.

There are no known mechanics’ or materialmen’s liens outstanding at the date of this Contractor’s Invoice, all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the current application, and, except for such bills not paid but so included, there is no known basis for the filing of any mechanics’ or materialmen’s liens on the Power Plant or the Work except as described below, and all required releases from all Major Subcontractors required to be obtained pursuant to the terms of the Contract have been obtained in such form as to constitute an effective release of lien (corresponding to payments received by them) under the laws of the State of Nevada (copies of which are attached hereto and incorporated herein by this reference).  Contractor, or a Subcontractor, has actually performed and Contractor has not been paid for the Work covered by this Contractor’s Invoice.

8.

Contractor has paid all sales and use taxes due and owing to any Governmental Authority related to all Equipment and Materials incorporated into the Power Plant.

9.

Attached as Exhibit “2” hereto are all applicable Conditional Waivers and Releases Upon Progress Payment, and Unconditional Waivers and Releases Upon Progress Payment prepared by Contractor and all applicable Unconditional Waivers and Releases Upon Progress Payment and all Conditional Waivers and Releases Upon Progress Payment from each Major Subcontractor in accordance with Sections 7.1., 7.3, 7.5 and 7.6 of the Contract, as applicable.

12.

Work uncertified from the Contractor’s Invoice dated ___________ ___, 20___ has been completed (except as set forth in the last sentence of this paragraph), and any disputes concerning less than full certification have been resolved by written agreement among Owner and Contractor, a copy of which resolution is attached as Exhibit “3” hereto, and Contractor is entitled to a payment which includes:  ____________________________________________________________________________________.

13.

Contractor has delivered the monthly progress report prepared pursuant to Section 3.10 of the Contract.

Exhibit V

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

By:___________________________________

Name:

Title: Project Manager

Exhibit V

EXHIBIT “1”

TO

CONTRACTOR’S INVOICE

1.

Contractor to describe the completion of the milestones accomplished under the Contract through the applicable Month as described in the Payment Schedule.

2.

Contractor to set forth other amounts payable by Owner under the Contract or any other provision thereof.

3.

Contractor to attach to this Exhibit documentary evidence of the completion of each Milestone set forth in Paragraph 1 of this Exhibit “1”.

Exhibti V

EXHIBIT “2”

TO

CONTRACTOR’S INVOICE

Attached hereto are all applicable lien waivers as required pursuant to Article VII of the Contract.

Exhibit V

EXHIBIT “3”

TO

CONTRACTOR’S INVOICE

Attached hereto are resolutions of disputes (if any) regarding previous Contractor’s Invoices.

Exhibit V

EXHIBIT “4”

TO

CONTRACTOR’S INVOICE

ADJUSTMENTS IN CONTRACT PRICE

CHANGE ORDER	INCREASE OR DECREASE IN CONTRACT PRICE

Exhibit V

EXHIBIT VII

Certificate of Final Acceptance

Date of Issuance:  ___________________________

Owner:  ___________________________

Contractor:  ___________________________

Agreement:  ___________________________ dated as of ______________, ________

Capitalized terms used herein shall have the meaning set forth in the Agreement.   This Certificate of Final Acceptance applies to the Work referenced below under the Agreement.

______________________________________________________________________

CONTRACTOR hereby certifies that as of the foregoing Date of Issuance:

1.

CONTRACTOR has fully completed all of the Work, and the Gathering System has successfully passed all Tests and Inspections;

2.

All Punch List items have been completed;

3.

All Permits required to be obtained by CONTRACTOR under this Agreement have been issued and all related testing has been completed in accordance with all Laws and Permits;

4.

Each other requirement for Final Acceptance under the Agreement has been satisfied.

CONTRACTOR

By:
Title:

Executed this [__] day of [__]

OWNER

By:
Title:

Exhibit VII

EXHIBIT VIII

Planned Drawdown Schedule, Construction Schedule

I.

Planned Drawdown Schedule

Milestone	Date	Cost
Issue PO for Piping Mobilize on site Receive Piping BASED ON PERCENTAGE COMPLETE: Pipe Supports Pipe Fabrication Cross Country Pipe Wellheads Shoes and Painting Finalize Project	NTP 30 after NTP Monthly based on work progress	[***] [***] [***] [***] [***] [***] [***] [***] [***]

II.

Construction Schedule

Procurement Start:

NTP date

Start Construction:

2 days after NTP

Interim Mechanical Completion

90 days after NTP

Mechanical Completion:

120 days after NTP

Substantial Completion:

120 days after NTP

Final Completion:

30 days substantial Completion

III.

Cancellation Schedule

In the event of Cancellation, the following cancellation charges shall be applicable:

Based on work progress and materials ordered.

Exhibit VIII

EXHIBIT IX

Final Payment Certificate

Date of Issuance:  ___________________________

Owner:  ___________________________

Contractor:  ___________________________

Agreement:  ___________________________ dated as of ______________, ________

This Final Payment Certificate applies to the Work under the Agreement.

____________________________________________________________________________

In consideration of [__] dollars ($[__]) as payment for the achievement of the Final Acceptance of the Gathering System in accordance with the Agreement, CONTRACTOR hereby releases and forever discharges OWNER, the Financing Parties, their respective Affiliates and the premises and property of each of the foregoing from all Liens arising out of/or in connection with the performance of the Work.

The foregoing shall not relieve CONTRACTOR of its obligations, if any, under the Agreement, which by their nature, by the provisions of the Agreement, or by Law survive completion of the Work, including, without limitation, warranties, guarantees and indemnities.

CONTRACTOR shall indemnify and protect the OWNER Indemnified Parties from and against any and all Liens filed in connection with the performance of the Work in accordance with the Agreement.

All capitalized terms used herein shall have the meanings set forth in the Agreement, unless otherwise defined herein.

Executed this __ day of September, 2008.

CONTRACTOR

By:
Title:

Exhibit IX

EXHIBIT X

OWNER PROVIDED EQUIPMENT

None at this time.

Exhibit X

EXHIBIT XI

Form of Mechanical Completion Certificate

Date of Issuance:  ___________________________

Owner:  ___________________________

Contractor:  ___________________________

Agreement:  ___________________________ dated as of ______________, ________

Capitalized terms used herein shall have the meaning set forth in the Agreement.   This Certificate of Mechanical Completion applies to the Work under the Agreement.

____________________________________________________________________________

CONTRACTOR hereby certifies that as of the foregoing Date of Issuance:

1.

All Equipment and Materials comprising the Gathering System (including all materials and components but excluding minor or Punch List items) have been installed, erected, aligned, and adjusted at the Site in a non-operating condition, substantially in accordance with the Technical Specifications;

2.

The installation inspection procedure, installation checklist, and cable installation checklist documents have been completed and submitted to OWNER and the Gathering System has been inspected;

3.

The Gathering System is ready for commencement of Testing and Inspection in accordance with the plan developed under the Agreement.

4.

The Gathering System is ready for initial operation in a safe manner; and

5.

Each other requirement for Mechanical Completion under the Agreement has been satisfied.

CONTRACTOR

By:
Title:

Executed this [__] day of [__]

OWNER

By:
Title:

Exhibit XI

EXHIBIT XII

Permits

a.

Labor or health standard permits and approvals reasonably related to construction of the Gathering System;

b.

business permits reasonably related to the conduct of the operations of CONTRACTOR and all Subcontractors in the State of Nevada and any other location where such permits may be required for performance of the Work (including all contractors’ licenses and related documents);

c.

permits, visas, approvals and certifications necessary for CONTRACTOR’s employees to legally perform the Work in the State of Nevada (including documentation of citizenship or legal residency in the United States);

d.

permits for temporary construction utilities and temporary sanitary facilities, dump permits, permits related to the CONTRACTOR’s or any Subcontractor’s use, storage and disposal of Hazardous Materials, and permits issued pursuant to any building, mechanical, electrical, plumbing or similar codes, each as required by applicable Law in order to permit CONTRACTOR to perform the Work, including its warranty obligations hereunder; and

e.

permits (including permits required for any specialized construction, wide-load or heavy-laden vehicle used in connection with the Work to pass over roads, if applicable), approvals, consents or agreements from or with any Governmental Authority necessary for the transportation or importation of Equipment and Materials or for the transportation or importation of equipment, tools, machinery and other items used by CONTRACTOR in performance of the Work.

Exhibit XII

EXHIBIT XIII

Insurance

EXHIBIT “XIII-1”

CONTRACTOR ACQUIRED INSURANCE

CONTRACTOR ACQUIRED INSURANCE

Contractor shall provide, pay for and maintain, and shall require Subcontractors of all tiers to provide, pay for and maintain, insurance of the type and in the limits as set forth below.  All insurance shall be denominated in United States Dollars. Such insurance shall be maintained from the commencement of Work by Contractor on the Site until the completion of all post-acceptance warranty or related work by Contractor or the applicable Subcontractor:

(a)

obtain and maintain in full force and effect, at its own cost, the following policies of insurance:

(i)

Commercial General Liability insurance covering all off-Site operations of the Contractor or the applicable Subcontractor with bodily injury and property damage combined single limits of at least US$1,000,000 per occurrence and US$2,000,000 in the aggregate.  Such insurance will cover liability for bodily injury to third parties or damage to property to third parties arising for all operations of the insured.

Such insurance will provide a defense for, and shall include as additional insureds on a primary basis for work performed under or incident to this contract all of Owner’s architects, directors, officers, representatives, agents, and employees.  If the additional insured has other insurance applicable to the loss, it will be on an excess or contingent basis and the amount of Contractor’s insurance will not be reduced by the existence of such other insurance.  The form of the additional insured endorsement will be ISO CG 20 10 07 04 and ISO CG 20 37 07 04 or their equivalent and shall be maintained for 5 years after substantial completion of the project.

(ii)

Automobile Liability insurance with bodily injury and property damage combined single limits of at least US$1,000,000 per occurrence and US$2,000,000 in the aggregate;

Such insurance will provide a defense for, and shall include as additional insureds on a primary basis for work performed under or incident to this contract all of Owner’s architects, directors, officers, representatives, agents, and employees.  If the additional insured has other insurance applicable to the loss, it will be on an excess or contingent basis and the amount of Contractor’s insurance will not be reduced by the existence of such other insurance.

(iii) Workers Compensation insurance providing statutory limits of liability, and Employers Liability limits of One Million Dollars ($1,000,000) per disease/accident/ employee, covering Contractor;

(a)

If Contractor or the applicable Subcontractor is a qualified Workers’ Compensation self-insurer, prior to its commencement of Work at the Site Contractor shall

1) submit to Owner a copy of such employer's current Certificate of Permission to Self-Insure, and

Exhibit XIII

2) include, and require each of its Subcontractors to include, the following provision in all subcontracts let by such party for performance of Work:

“The Subcontractor waives any right of recovery the Subcontractor may have or acquire against the Owner, the Owner Indemnees, Contractor, Subcontractors, and/or Vendors and/or Financing Entities,, if any, of all tiers by reason of the Subcontractor or Vendor having paid Workers’ Compensation benefits as a self-insurer.”

(iv)   Excess Liability insurance with a single limit of at least $2,000,000 per occurrence and on an annual aggregate basis in excess of the limits of the insurance provided in paragraphs (i) and (ii) and of Employer's Liability described in (iii) above

Such insurance will provide a defense for, and shall include as additional insureds on a primary basis for work performed under or incident to this contract all of Owner’s architects, directors, officers, representatives, agents, and employees.  If the additional insured has other insurance applicable to the loss, it will be on an excess or contingent basis and the amount of Contractor’s insurance will not be reduced by the existence of such other insurance.  The form of the additional insured endorsement will be ISO CG 20 10 07 04 and ISO CG 20 37 07 04 or their equivalent and shall be maintained for 5 years after substantial completion of the project.

; and

(v)

Inland and Ocean Marine Cargo Insurance.  Contractor shall procure and maintain or cause Supplier to procure and maintain inland and ocean marine cargo insurance (replacement value), if applicable, for the transportation of the Supplier Equipment (the “Inland and Ocean Marine Cargo Insurance”).

(b)

procure and maintain such further coverages as Contractor is required to have by any applicable Law.

Nothing in this Exhibit “XIII-1” shall in any way be construed as a limit on the liability of  Contractor or any of its Subcontractors.

Exhibit XIII

EXHIBIT “XIII-2”

OWNER INSURANCE

SCHEDULE OF INSURANCE REQUIREMENTS

Owner will:

(a)

obtain and maintain in full force and effect, at its own cost, the following policies of insurance, each of which (other than Workers Compensation/Employers’ Liability,  Automobile Liability, and Control of Well) shall name as insureds Owner, Financing Entities, Contractor, and Subcontractors performing at the Site:

(i)

Owner shall purchase and continuously maintain from the commencement of the Work on the Site and until 12 months after Substantial Completion Builder's Risk insurance.  Such insurance shall cover all equipment, machinery, supplies, and other property intended to be permanently incorporated in the Project, for which title or risk of loss shall have passed at the time of loss to an insured.  Coverage shall apply to such property while it is located at the Site or located at temporary off-site storage or staging areas approved by Owner, or while in land-based transit to the Site within the continental United States.  Coverage shall be written on an “All Risk” form, including flood and earthquake coverages, subject to normal industry policy provisions. Limits under this insurance shall not be less than 100% of the replacement value of the Project for physical damage to property and related expenses.

The insurance described herein shall be primary.

(ii)

Automobile Liability insurance with bodily injury and property damage combined single limits of at least US$1,000,000 per occurrence and US$2,000,000 in the aggregate;

(iii)

Workers Compensation insurance providing statutory limits of liability, and Employers Liability limits of One Million Dollars ($1,000,000) per disease/accident/ employee, covering Owner;

(iv)

Commercial General Liability (termed Wrap Up Liability) insurance covering all operations of Owner, Contractor or the applicable Subcontractor at the Site.  Such insurance shall be written on an occurrence form.  Such insurance shall include by its terms or appropriate endorsements Bodily Injury, Property Damage, Personal Injury, Blanket Contractual, Independent Contractors, Products and Completed Operations coverages; and shall include coverage for “x” (explosion), “c” (collapse), or “u” (underground) exposures.  Such insurance shall have the following limits:

$20,000,000 Each Occurrence;

$20,000,000 General Aggregate; and

$20,000,000 Products/Completed Operations Aggregate

The Contractor and Subcontractors shall observe and cause to be observed the terms, conditions, and exclusions of such policies and be responsible for any failure to do so.

Exhibit XIII

The insurance described herein shall be primary.

Vendors, suppliers, material dealers and others who merely transport, pick up, deliver or carry materials, personnel, parts or equipment or any other items or persons to or from the Site shall not be considered Subcontractors for purposes of this insurance coverage

(iv)

Control of Well insurance with a limit of Can$10,000,000.

Nothing in this Exhibit “XIII-2” shall in any way be construed as a limit on the liability of Owner.

Exhibit XIII

EXHIBIT “XIII-3”

GENERAL INSURANCE PROVISIONS

General policies terms

Contractor shall cause the insurance to be obtained under Exhibit “XIII-1”, and Owner shall cause the insurance to be obtained under Exhibit “XIII-2”, to satisfy the following provisions and requirements.

1.

All insurance required by this Contract shall be from insurance companies authorized to transact that class of insurance in the states the Work is performed and having a minimum rating of (or equivalent to) A–,VII by A.M. Best & Company.

2.

 Thirty (30) calendar days' written notice shall be given to Owner and Contractor of any cancellation, intent not to renew, or reduction in the policies' coverage except in the application of the aggregate limit provisions, ten days (10) notice for non-payment of premium.  In the event of cancellation due to non-payment of premium, Owner and the Financing Entities, if any, shall have the right to make payments in order to keep insurance in force.

3.

 Prior to commencing any Work at the Site, Contractor and Subcontractors of all tiers shall furnish Owner with a certificate(s) of insurance giving evidence of insurance required by Exhibit “XIII-1" and Owner  shall furnish Contractor with a certificate(s) of insurance giving evidence of insurance required by Exhibit “XIII-2".

Additionally, each Party shall furnish a certificate(s) of insurance or a policy binder(s) of insurance or a policy binder(s), evidencing replacement coverage, to the other Party prior to expiration of any such policies, so that there shall be no interruption in Work due to lack of proof of insurance coverage required by this Contract. Owner shall not be liable for any delays (or costs or damages resulting therefrom) resulting from Contractor’s failure (or that of any Subcontractor of any tier) to obtain the insurance required of it under Exhibit “XIII-1”, or to deliver the required certificates of insurance to Owner, and Contractor shall not be liable for any delays (or costs or damages resulting therefrom) resulting from Owner's failure to obtain the insurance required of it under Exhibit " XIII-2", or to deliver the required certificates of insurance to Contractor.

Vendors, suppliers, material dealers and others who merely transport, pick up, deliver or carry materials, parts or equipment or any other items or persons to or from the Site and those who furnish material worked to a special design but perform no operations at the Site shall not be required to furnish a certificate(s) or other evidence of insurance to Owner.

4.

The amounts and types of insurance shall conform to the requirements set forth in Exhibit “XIII-1” and Exhibit “XIII-2”.

5.

The acceptance of delivery of any certificates of insurance or certified insurance policies required to be purchased and maintained pursuant to this Contract does not constitute approval or agreement by the recipient that the insurance requirements have been met or that those certificates of insurance or insurance policies are in compliance with this Contract.

Exhibit XIII

6.

Owner may elect at any time during the term of this Contract to request the Contractor by mutual agreement to procure and maintain other or additional insurance which is commercially available.  Notice of such election shall be given at least sixty (60) days prior to the effective date of the modifications.  The Contract Price shall be revised by a Change In Work in accordance with Section _??__ of the Contract.

7.

In the event any insurance described herein (including the limits or deductibles thereof), other than insurance required by Applicable Law, shall not be available on commercially reasonable terms in the commercial insurance market for facilities having similar risk profile, the Parties shall consent to waive the requirement to maintain such insurance to the extent the maintenance thereof is not so available on such terms, but the Parties shall continue to remain obligated to maintain any such insurance up to the level, if any, at which such insurance can be maintained on commercially reasonable terms in the commercial insurance market for facilities having similar risk profile.

8.

Payment of Deductibles - if any of the insurance described above will have any deductibles, such deductible, up to the limits described herein shall be the responsibility of the negligent party or, in absence of negligence, of the party suffering the loss.  The limit for payment of deductibles by a negligent party shall be as follows:

For the Builders All Risk Policy:

Major Perils and Maintenance and Testing - $50,000

All others - $10,000

For the Commercial General Liability Policy (Wrap Up Liability Insurance):

Primary Policy Limit of up to $1,000,000 - $5,000

For the Excess Policy - $25,000

Exhibit XIII

Exhibit XV

Form of Payment Bond

Attached

Exhibit XV

EXHIBIT XVI

Form of Performance Bond

Attached

Exhibit XVIII

Exhibit XVII

Real Property Restrictions

None

Exhibit XII

Exhibit XVIII

FORM OF ASSIGNMENT CLAUSE

Capitalized terms used in this Exhibit “XVIII” have the meanings given the Agreement.

[SUBCONTRACTOR/VENDOR] (“Subcontractor”) under this [DESCRIPTION OF SUBCONTRACT/PURCHASE ORDER] (this “Subcontract”) with [CONTRACTOR] (“Contractor”), hereby acknowledges that the work under the Subcontract is for the ultimate benefit of NGP Blue Mountain I LLC, a Delaware limited liability company (“Owner”) pursuant to an Engineering Procurement and Construction Contract (the “Contract”), dated [DATE], between Owner and Contractor, and hereby further consents to the assignment of this Subcontract to Owner and its financiers and other assigns (as applicable, “Assignee”), as permitted under the terms of the Contract, and agrees that Owner shall be a deemed a third party beneficiary of Sections [INSERT SECTIONS RE: WARRANTIES AND GUARANTEES] and shall be entitled to enforce against Subcontractor the warranty and guaranty obligations thereunder.

Any assignment of this Subcontract to an Assignee shall not take effect until written notice by Assignee to Subcontractor (such notice, the “Assignment Notice”).  Such assignment shall be subject to Assignee’s payment to Subcontractor of all amounts that became due and payable to Subcontractor for work performed under this Subcontract before the date of the Assignment Notice but which have not been paid to Subcontractor, other than amounts that Assignee or, if different, Owner previously paid to Contractor under the Contract in respect of such work.  Following such assignment, Assignee shall only be required to compensate Subcontractor for amounts accruing for work done or materials delivered pursuant to the terms of the this Subcontract from and after the date of the Assignment Notice, and all other obligations of Contractor accruing prior to the date of the Assignment Notice shall constitute a debt and an obligations solely between Subcontractor and Contractor, and Assignee shall have no liability with respect to such other obligations of Contractor.  If this Subcontract is terminated in connection with a bankruptcy of Contractor, then, at the written request of Assignee, Subcontractor shall promptly enter into a new contract directly with Assignee for the performance of Subcontractor’s work on the terms and conditions set forth herein.

Exhibit XVIII

Exhibit XIX

Form of Conditional Waiver and Release Upon Progress Payment

CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Property Name:
Property Location:
Undersigned’s Customer:
Invoice/Payment Application Number:
Payment Amount:

Upon receipt by the undersigned of a check in the above-referenced Payment Amount payable to the undersigned, and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release and the undersigned shall be deemed to waive any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above-described Property to the following extent:

This release covers a progress payment for the work, materials or equipment furnished by the undersigned to the Property or to the Undersigned’s Customer which are the subject of the Invoice or Payment Application, but only to the extent of the Payment Amount or such portion of the Payment Amount as the undersigned is actually paid, and does not cover any retention withheld, any items, modifications or changes pending approval, disputed items and claims, or items furnished that are not paid.  Before any recipient of this document relies on it, he should verify evidence of payment to the undersigned. The undersigned warrants that he either has already paid or will use the money he receives from this progress payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials or equipment that are subject of this waiver and release.

Date:

Company Name
By:
Its:

Exhibit XIX

Exhibit XX

Form of Unconditional Waiver and Release Upon Progress Payment

UNCONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Property Name:
Property Location:
Undersigned’s Customer:
Invoice/Payment Application Number:
Payment Amount:

The undersigned has been paid and has received a progress payment in the above-referenced Payment Amount for all work, materials and equipment the undersigned furnished to his Customer for all the above-described Property and does hereby waive and release any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above-described Property to the following extent:

This release covers a progress payment for the work, materials and equipment furnished by the undersigned to the Property or to the Undersigned’s Customer which are the subject of the Invoice or Payment Application, but only to the extent of the Payment Amount or such portion of the Payment Amount as the undersigned is actually paid, and does not cover any retention withheld, any items, modifications or changes pending approval, disputed items and claims, or items furnished that are not paid.  The undersigned warrants that he either has already paid or will use the money he receives from this progress payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials or equipment that are the subject of this waiver and release.

Date:

Company Name
By:
Its:

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT TO THE EXTENT OF THE PAYMENT AMOUNT OR THE AMOUNT RECEIVED. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

Exhibit XX

Exhibit XXI

Form of Conditional Waiver and Release Upon Final Payment

ARTICLE 22. CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Property Name:
Property Location:
Undersigned’s Customer:
Invoice/Payment Application Number:
Payment Amount:
Payment Period:
Amount of Disputed Claims:

Upon receipt by the undersigned of a check in the above-referenced Payment Amount payable to the undersigned, and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release and the undersigned shall be deemed to waive any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above-described Property to the following extent:

This release covers the final payment to the undersigned for all work, materials or equipment furnished by the undersigned to the Property or to the Undersigned’s Customer and does not cover payment for Disputed Claims, if any. Before any recipient of this document relies on it, he should verify evidence of payment to the undersigned.  The undersigned warrants that he either has already paid or will use the money he receives from the final payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials or equipment that are the subject of this waiver and release.

Date:

Company Name
By:
Its:

Exhibit XXI

Exhibit XXII

Form of Unconditional Waiver and Release Upon Final Payment

UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Property Name:
Property Location:
Undersigned’s Customer:
Invoice/Payment Application Number:
Payment Amount:
Amount of Disputed Claims:

The undersigned has been paid in full for all work, materials and equipment furnished to his Customer for the above-described Property and does hereby waive and release any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above-described Property, except for the payment of Disputed Claims, if any, noted above.  The undersigned warrants that he either has already paid or will use the money he receives from  this final payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials and equipment that are the subject of this waiver and release.

Date:

Company Name
By:
Its:

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

Exhibit XXII